EXHIBIT 10.30

Contract SN:

Ningxia MCC Meili Cloud New Energy Co., Ltd.

50MWp Photovoltaic Power Station

EPC General Contract Project

General Contract

Commercial Part

Aug. 2018

Contents

Part I: Contract Agreement	6
1. Project outline	6
2. Main sources of technology	7
3. Main dates	7
4. Engineering quality standard	7
5. Contract composition, price and payment currency	7
6. Contractor’s promise	7
7. Connotations in the contract agreement	8
8. Contract entry into force	8
Part II: General Provisions	10
Article 1: General Stipulations	10
1.1 Definition and Interpretation	10
1.2 Contract documents	11
1.3 Language	12
1.4. Applicable law	12
1.5. Standard and norm	12
1.6 Observe laws	13
1.7 Confidentiality	13
Article 2: Owner	13
2.1 Rights and obligations of the owner	13
2.2 Owner’s representative	14
2.3 Supervisor	14
2.4 Safety guarantee and security responsibility	14
Article 3: Contractor	14
3.1 Rights and obligations of the contractor	14
3.2 Project manager	14
3.3 Engineering quality assurance	15
3.4 Safety guarantee	15
3.5 Guarantee for occupational health and environmental protection	15
3.6 Progress guarantee	16
3.7 On-site security	16
3.8 Subcontract	16
Article 4: Progress schedule, delay and suspension	16
4.1 Project progress schedule	16
4.2 Design progress plan	16
4.3 Procurement schedule	17
4.4 Construction schedule	17
4.5. Delay damages	18
4.6 Suspension	18
Article 5: Technology and Design	19
5.1 Production technology, architectural design scheme	19
5.2 Design	20
5.3 Design phase review	20
5.4 Training of operation and maintenance personnel	21
5.5. Intellectual property right	21
Article 6: Engineering Materials	21
6.1 Provision of engineering materials	21
6.2 Inspection	22
6.3 Declaration and clearance of customs of imported engineering materials	23
6.4 Transportation and transport of goods beyond limits	24
6.5 Reorder and consequences	24
6.6 Custody and surplus of engineering materials	24
Article 7: Construction	24
7.1 Owner’s obligations	24
7.2 Contactor’s obligations	25
7.3 Construction technique and method	26
7.4 Human power and machine resources	26

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7.5 Quality and inspection	27
7.6 Concealed engineering and intermediate acceptance	28
7.7 Disputes over the results of construction quality	29
7.8 Occupational health, safety, and environmental protection	29
Article 8: Completion Test	32
8.1 Obligation to complete test	32
8.2 Inspection and acceptance of completed test	33
8.3 Safety and inspection of completion tests	34
8.4 Delayed completion test	35
8.5 Retesting and acceptance	35
8.6 Failure to pass completion test	35
8.7 Dispute over the results of the completed test	36
Article 9: Engineering receiving	36
9.1 Engineering receiving	36
9.2 Acceptance certificate	37
9.3 Responsibility for receiving works	37
9.4 Failure to receive the project	37
Article 10: Post-completion Test	38
10.1 Rights and obligations	38
10.2 Post-completion test procedure	39
10.3 Assessment on test after completion and pilot run	39
10.4 Delay in testing after completion	40
10.5 Recommencement of post-completion test	40
10.6 Fail to pass the assessment.	41
10.7 Post-completion test and certificate of check and acceptance	41
10.8 Lost value of production and use	41
Article 11: Quality Warranty Liability	42
11.1 Warranty of quality liability	42
11.2 Warranty premium on quality liability	42
Article 12: Completion Acceptance	42
12.1 Completion acceptance report and complete completion materials	42
12.2 Completion acceptance	43
Article 13: Amendment and contract price adjustments	43
13.1 Right of amendment	43
13.2 Scope of amendment	43
13.3 Procedures of modification	44
13.4 Emergency amendment procedure	45
13.5 Determination of amendment price	46
13.6 Benefit-sharing of proposed amendment	46
13.7 Contract price adjustment	46
13.8 Dispute over contract price adjustment	46
Article 14: Total price and payment	46
14.1: Total price and payment	46
14.2 Guarantee	47
14.3 Advance payment	47
14.4 Progress payment	47
14.5 Withhold and payment of quality liability warranty.	47
14.6 Application for payment according to payment schedule	48
14.7 Payment condition and time arrangement	48
14.8 Delay in payment	48
14.9 Tax and customs duties	49
14.10 Payment of claim’s amount	49
14.11 Completion settlement	49
Article 15: Insurance	50
15.1 Contractor’s insurance	50
15.2 All risks and third party liability risks	51
15.3 Other provisions of insurance	54
Article 16: Breach of contract, claims and disputes	51
16.1 Responsibility of breach	51
16.2 Claim indemnity	52

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16.3 Disputes and awards	53
Article 17: Force Majeure	53
17.1 Obligations on force majeure	53
17.2 Consequences of force majeure	54
Article 18: Contract effectiveness and termination	54
Article 19: Supplementary terms	54
Part III: Particular Condition	55
Article 1: General Provision	55
1.1 Definition and explanation	55
1.2 Language	55
1.3. Applicable laws	55
1.4. Standards and norms	55
1.5 Confidentiality	55
Article 2: Owner	55
2.1 Owner’s representative	55
Article 3: Contractor	56
3.1 General obligations and rights of the contractor	56
3.2 Project manager	56
3.3.3 Subcontract	56
Article 4: Progress schedule, delay and suspension	56
4.1 Progress schedule	56
4.3 Material procurement schedule	56
4.4 Construction schedule	56
Article 5: Technology and Design	56
5.1 Production technology, architectural design scheme	56
5.2 Design	57
Article 6: Engineering Materials	57
6.1 Provision of engineering materials	57
6.2 Custody and surplus of engineering materials	57
Article 7: Construction	58
7.1 Owner’s obligations	58
7.2 Contactor’s obligations	58
7.3 Human power and machine resources	58
7.4 Quality and inspection	59
7.5 Concealed engineering and intermediate acceptance	59
7.6 Occupational health, safety, and environmental protection	59
Article 8: Completion Test	59
8.1 Obligation to complete test	59
Article 9: Engineering receiving	59
9.1 Engineering receiving	59
Article 10: Post-completion Test	60
10.1 Liabilities and obligations	60
10.2 Post-completion test procedure	60
10.3 Post-completion test and trial operation	60
Trial operation period: 240 hours.	60
Article 11: Quality Warranty Liability	60
11.1 Warranty premium on quality liability	60
Article 12: Completion Acceptance	61
12.1 Completion documents and acceptance report	61
Article 13: Amendment and contract price adjustments	61
13.1 Scope of amendment	61
Article 14: Performance Bond	61
Article 15: Total Price and Payment	61
15.2 Advance payment: within 30 days after the contract is signed, the contractor shall provide the following materials to the owner, and the owner shall pay 10% of the project fund to the contractor (via bank cable transfer).	61
15.3 Payment at goods arrival: the owner will pay 15% of the project fund (in bank cable transfer or bank acceptance bill (percentage of bank acceptance bill in 50% at most)) after the supervisor has confirmed that main devices (assemblies, supports, inverters and box transformers) are taken into the project site and the contractor has provided the following materials.	62

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15.4 All works (design, device procurement, installation and debugging) in this contract are completed, within 30 days after the Certificate of Completion Acceptance or the related document of acceptance is issued by the grid company; the contractor provides the following files to the owner, and the owner pay 72% of the project fund (in bank cable transfer or bank acceptance bill (percentage of bank acceptance bill in 50% at most)).	62
Article 16: Insurance	62
16.1 Contractor’s insurance	62
16.2 All risks and third party liability risks	63
Article 17: System Efficiency and Power Generation Output Warranty	63
17.1 System efficiency	63
17.2 Warranty of power generation output	64
Article 18: Force Majeure	64
18.1 Obligations on force majeure	64
18.2 Consequences of force majeure	65
Article 19: Award and Punishment	65
19.1 Project progress control	65
19.2 Engineering quality control (see Appendix 3: Commitment of Quality Assurance)	66
19.3 Safe and civilized production (See Appendix 4: Standard for the Collection and Deduction of Safe and Civilized Production Guarantee Fund from Engineering Service Contractor)	66
19.4 Power generation output and system efficiency	66
Article 20: Contract effectiveness and termination	66
Article 21: Contract Dispute and Solution	66
Article 22: Others	66
Agreement on Safe Construction	67
Notification of Probity and Self-discipline	70
Commitment to Environmental Protection, Civilized Construction, Safety and Quality	71
Appendix 1: Commitment to Environmental Protection	71
Appendix 2: Commitment to Quality	72
Appendix 3: Commitment to Safety	73
Appendix 4: Standard for the Collection and Deduction of Safe and Civilized Production Guarantee Fund from Engineering Service Contractor	75

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Part I: Contract Agreement

Owner (Party A): Ningxia MCC Meili Cloud New Energy Co., Ltd.

Contractor (Party B): Jiangsu Zhonghong Photovoltaic Engineering Technology Co., Ltd.

This contract is signed by both Parties for the 50MWp Photovoltaic Power Station EPC General Contract Project of Ningxia MCC Meili Cloud New Energy Co., Ltd. (registered project name: 50MWp Photovoltaic Power Station Project of MCC Meili Cloud New Energy Co., Ltd.) through negotiation according to the Contract Law of the People’s Republic of China, Construction Law of the People’s Republic of China and other related laws, administrative regulations and the principle of equal, volunteer, fair and honest.

1. Project outline

Project name: 50MWp Photovoltaic Power Station Project of Ningxia MCC Meili Cloud New Energy Co., Ltd.

Project site: in MCC Meili Cloud Paper Making Industry Park, Shapotou District, Zhongwei City, Ningxia

General contract scope:

(1) Project feasibility researching and planning, topographic mapping (1: 500), geological examining, power station electric energy evaluating and electrical system designing;

(2) Preliminary designing and construction drawing designing for each system and supportive work in the photovoltaic power generation area and switch station area of the project; The main content covers (but is not limited by): general layout, system performance, photovoltaic power generation array, inversion system, boosting system, lightning protection grounding system, power compensation system, power transmission and transformation system (including the power supply for the station), relay protection system, communication and dispatching system, computer monitor system, fire fighting and warning system, security video system, network safety system, water supply and drainage system, heating and ventilating system, station buildings, areas, roads and walls, greening in front of the station, and vegetation restoration in the station, etc.

(3) Purchasing, supervised manufacturing, acceptance inspecting, transporting (from the manufacturer’s plant to the construction site), insuring, warehousing, loading and unloading (including secondary transferring) of devices (main and auxiliary) in the design scope;

(4) Constructing of the 35KV outgoing lines and reconstructing of transformation and isolation for Meili;

(5) Constructing and installing all systems in the design scope, debugging device units and systems, passing the grid acceptance check, meeting the requirement for grid incorporating, and organizing grid incorporating and power generating; assisting in initialization check, trial operation before handover and production, and examination for meeting the production standard, etc;

(6) Providing all insurances (for devices and workers) for the project during the construction period;

(7) Editing and applying for approval of all special subject reports related to but not limited by fire fighting, lightning protection and power grid and so on except the preliminary supportive files provided by the owner; environmental assessment, water protection expenses and monitor during the construction period; editing and applying for approval of all special subject reports for acceptance check;

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(8) Organizing project acceptance check and paying related expenses as required by the owner; The project acceptance check covers (but is not limited by) the acceptance check for the completion of fire fighting, lighting protection, quality supervision and safety facilities, grid incorporation and safety assessment, metering system, acceptance check before power supply through the local power company, safety production standardization, project file acceptance check and all other special work acceptance check and completion acceptance check.

2. Main sources of technology

It must generally follow Typical Engineering Design for Photovoltaic Power Generation, Regulations for Photovoltaic Power Station Construction Quality Inspection and Acceptance Inspection, Code for Design of Photovoltaic Power Station GB50797-2010, Code for Construction Organization Planning of Photovoltaic Power Project GB50795-2012, Code for Acceptance of Photovoltaic Power Project GBT50796-2012, Code for Construction of Photovoltaic Power Station GB50794-2012, Code for Acceptance of Construction Quality of Steel Structures GB50205 and other related national and industrial technical codes.

3. Main dates

Construction period: the contractor must meet all conditions for grid incorporation and power generation within 100 calendar days, incorporate with the grid and generate power within 115 days after this contract is signed and taken into effectiveness.

4. Engineering quality standard

Engineering quality standard: this project must meet Regulations for Photovoltaic Power Station Construction Quality Inspection and Acceptance Inspection, Code for Acceptance of Photovoltaic Power Project GB/T50796-2012, Technical Code for Power Construction and Acceptance Check and other related national and industrial technical codes, the engineering quality of both the civil part and the installation part must be acceptable in 100%. This project must be put into production according to Technical Requirement for Photovoltaic System Grid Incorporation as a high quality project. Main devices in the project must be the “Pacemaker” photovoltaic power generation products certified by CQC and complying with Plan for Actualizing the Energy Efficiency “Pacemaker” System released by the Eight Ministries and Commissions including NDRC of the People’s Republic of China, certified by CQC, this project applies high efficiency double-glass monocrystalline silicon photovoltaic assemblies whose power is not lower than 300Wp (positive power difference not lower than 2Wp) and transformation efficiency is not lower than 18.2%.

5. Contract composition, price and payment currency

The total contract price covers project design, device purchase, construction, installation, debugging, trial operation, grid incorporation and power generation, etc, and this project is a turn-key (EPC) project.

The total contract price is: RMB Two Hundred Six Million Two Thousand One Hundred and Ninety-Six Yuan (￥206,002,196.00) including the tax.

The total capacity of this project is 50MWp, and the unit price of any additionally installed part will be 4.12 Yuan/Wp if the owner requires any additional installation.

6. Contractor’s promise

Device models for this project must be confirmed by the owner (as per the detailed technical clauses).

The contractor promises to follow the contract totally for project design, purchase, construction and debugging till this project passes the acceptance check for grid incorporation and power generation.

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The contractor promises that all the suppliers of devices for this project are chosen from the name list provided by the owner. The contractor promises to train operators and maintainers for this owner, and provide them enough copies of training material before training so that they can be given enough knowledge for system and device operating and maintaining, get familiar with the operation and maintenance of all systems and device before grid incorporation and power generation, and provide all data and samples for operation and maintenance.

The contractor promises that the construction quality of all subcontracted works will meet the design, device manufacturer’s drawings, data and national related standards for power construction.

The contractor promises that technicians and managers for this project will always stay in the construction site and not be replaced without any permission from the owner.

The contractor promises that the project quality will meet the national related standards and codes for construction quality acceptance check, strictly follow all clauses for engineering guaranteed repair specified in Construction Engineering Quality Control Regulations, and ensures this EPC general contract project can fully pass the acceptance check for completion, acceptance check for environmental protection, acceptance check for fire protection and all national related acceptance check.

The contractor promises that the project management department will set up a safe construction management organization and a safety management responsibility system, designate special safety chiefs for project construction, and carefully actualize all managerial rules for safe and civilized construction. All workers for project construction are trained with safety knowledge and technical operation, and special workers have certificates of qualification for corresponded techniques.

7. Connotations in the contract agreement

Connotations of related words in this agreement follow the definitions and interpretations specified in the General Provisions of the contract.

8. Contract entry into force

This contract enters into force after it is signed and stamped (official stamp and special stamp for contracts) by Party A and Party B.

Contract signing date: Aug. 13th, 2018

Contract signing place: Zhongwei City, Ningxia

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Signing page:

Owner: Ningxia MCC Meili Cloud New Energy Co., Ltd.	Contractor: Jiangsu Zhonghong Photovoltaic Engineering Technology Co., Ltd.

Signing representative:	Signing representative:
Postal code:	Postal code: 211111
Tel.:	Tel.: 025-52160263
Fax:	Fax:
Email:	Email: davidwan@solannaxtech.com.cn
Account bank:	Account bank: Jiangning Science Park Branch, Nanjing CMB
Account number:	Account number: 12590486410301

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Part II: General Provisions

Article 1: General Stipulations

1.1 Definition and Interpretation

1.1.1 The general provision refers to the general provisions which are observed by the parties in accordance with laws and administrative regulations.

1.1.2 Particular condition refers to the provisions to which parties hereto shall, according to the specific conditions of the general contracting projects, refine, supplement, modify and improve the general terms and agree to take common compliance.

1.1.3 Contracting of a work refers to the work contracting of whole process or several stages thereof for which the contractor entrusted by the owner, shall, in accordance with stipulations of the contract, plan, purchase, construct, test and do trial operation, etc.

1.1.4 The owner refers to the party or the legal successor who obtains the qualification of the party concerned as stipulated in the contract agreement.

1.1.5 The contractor means the party to be stipulated in contract agreement, accepted by the owner and with the capacity of general engineering contracting, including its legal successor with the qualification of such party.

1.1.6 Subcontractor refers to the legal person or other organization with corresponding qualifications which accepts part of the works or services subcontracted by the contractor according to the contract.

1.1.7 Representative of the owner refers to the representative appointed by the owner for the performance of this contract.

1.1.8 Supervisor refers to the project supervision unit entrusted by the owner with corresponding qualifications.

1.1.9 Chief supervising engineer refers to the chief engineer who is authorized by the supervisor and is responsible for the execution of the supervision contract.

1.1.10 Project manager refers to the representative designated by the contractor to perform the contract as stipulated in the contract.

1.1.11 Permanent work means the work which is designed, purchased, constructed, completed, tested and completion tested by the contractor in accordance with the stipulation of the contract and delivered to the owner for production operation or use.

1.1.12 Temporary work refers to, for the purpose of implementation, completion of permanent works and repair of any quality defects, the temporary buildings, structures and other temporary facilities which do not constitute permanent engineering entities on the site.

1.1.13 Site or space refers to any place provided by the owner for the contractor's on-site office, storage of engineering materials, machinery, equipment and execution of the project.

1.1.14 Project basic information refers to the documents, reports (such as plant selection reports, resource reports, survey reports), data (such as meteorology, hydrology, geology), grid incorporation examination and approval, and relevant data etc. in addition to other basic information needed for design, which, have been approved or ratified by the relevant authority, provided by the owner to the contractor.

1.1.15 Design stage refers to overall design, construction drawing design, completion drawing design and other stages.

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1.1.16 Engineering material means the equipment, materials and parts that will constitute permanent engineering entities as specified in the design documents in addition to the materials required for after the completion etc.

1.1.17 Construction refers to the contractor's process of converting design documents into works, including the works of civil engineering, installation and completion tests, etc.

1.1.18 Project acceptance refers to the procedure of engineering handover, subsequent to the completion of the project, between the contractor and the owner, in addition to issuance of acceptance certificate by the owner, enable the owner’s operator and the user to enter the post to conduct to prepare for the trial operation.

1.1.19 Acceptance of project completion refers to the project settlement and acceptance organized by the owner upon the receipt by the contractor of the certificate of acceptance and examination, completion of finishing project and defects repair in addition to submission of the completion acceptance report, the data and settlement of completion, which are provided under the stipulations hereof. The quality assurance period of the project will be from the day when the project is completed and accepted.

1.1.20 Modification means any change and alteration which made to the project subject to the owner’s written notice or approval.

1.1.21 Contract price refers to the cost agreed upon in the contract agreement for the contractor to design, purchase, construct, complete the testand service, etc.

1.1.22 Contract price adjustment refers to the corresponding adjustment of the added or reduced costs in accordance with the law and the stipulations hereof.

1.1.23 Total contract price refers to the adjusted contract settlement price as per the contract agreement and signed by the owner.

1.1.24 Advance payment refers to a sum of money paid by the owner to the contractor as per stipulation of the contract.

1.1.25 Progress payment refers to the amount of progress paid in installments by the owner in accordance with the terms and conditions of payment agreed upon by the contract, of the design, procurement and construction and so on.

1.1.26 Written form means the form in which contract, letter, data message, etc., can be physically expressed. Data messages include telex, fax, electronic data interchange and e-mail, etc.

1.1.27 Liability for breach of contract refers to the liability of a party hereto for not performing its obligations or its performance not complying with the stipulation of the contract.

1.1.28 Force majeure refers to the objective circumstances which are unforeseeable, unavoidable and insurmountable.

1.1.29 No title of any clause can be used as any reference to interpret the contract.

1.2 Contract documents

1.2.1 Composition of contract documents. The contract documents shall be interpreted and explained to each other. Unless otherwise stated in the particular condition, the documents constituting this contract and the order of priority for interpretation shall be as follows:

(1) This contract agreement

(2) Particular provisions of this contract agreement

(3) General provisions of this contract

(4) Standards, specifications and related technical documents

(5) Design documents, materials and drawings

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(6) Other documents which form an integral part of the contract.

Notices,the minutes of meetings, memorandums, supplementary documents,instructions, faxes, e-mails, alteration and negotiation documents signed by the authorized representatives of both parties in the course of the performance hereof shall form an integral part of this contract.

1.2.2 Provided that the terms of the contract document are ambiguous or inconsistent, and cannot be explained clearly according to the interpretation order agreed in the contract, the parties hereto shall, subject to the normal work of the project will not be effected, settle the matter through consultation or according to the supervisor’s interpretation. Where the parties failed to reach an agreement on the settlement of the dispute or did not accept supervisor’s interpretation, may settle under the article 16.3 [Dispute and Arbitration]

1.2.3 The title of the article in the contract is for ease of reading only and do not serve as the basis for the interpretation of the terms of the contract.

1.2.4 “Day”, “Month” and “Year” used in this contract are the day, month and year in the Gregorian calendar. The starting point of any period mentioned in this contract is the next day after the corresponded event. If the starting of any time is from the expiration of a period, the starting point will be the next after the expiration of the period. The expiration day of any period is the very day when the period expires. “Working day” refers to all days in the Gregorian calendar except the statutory holidays of the People’s Republic of China.

1.3 Language

Preparation, interpretation and description of the contract documents are made in simplified Chinese language. Where the parties hereto agree to use two or more languages, Chinese is the dominant language to interpret and explain this contract.

The parties in minority areas may agree to write, interpret and explain the text of this contract in minority languages.

1.4. Applicable law

Laws in the People’s Republic of China are applicable. The title of the specific applicable law that needs to be expressed is stipulated in the particular condition.

1.5. Standard and norm

1.5.1 The national standards, norms and / or industry standards applicable to this project and / or the local standards, norms and / or the name (or serial number) of the enterprise standard specifications are agreed upon in the particular condition.

1.5.2 Owner shall, if use foreign standard and norm, be responsible for provision of the original version and Chinese translation thereof, and the title, copy number and time of the submitted standard and normal shall be stipulated in the particular condition.

1.5.3 In the absence of the standard / norm in written form, the owner shall specify the technical requirements to the contractor at the time stated in the particular condition, and the contractor shall propose the implementation method as the agreed time and technical requirements, which shall be carried out after the approval of the owner. Where the contractor is required to carry out the research and development tests on the implementation method or to provide particular training to the construction personnel, the parties hereto shall enter into an agreement as an annex hereto, and the cost thereof will be for account of the owner except which have been included in contract price.

1.5.4 Design, purchase, process and construction must be made according to the standards and norms stipulated in the contract, and no party is allowed to modify any compulsory standard or norm.

1.5.5 The owner has right to make any suggestion, modification and alternation on the contractor’s design or actualization in consideration of safety, quality, environmental protection and occupational health according to the standards and norms stipulated in the contract and applicable laws(without additional cost).

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1.6 Observe laws

1.6.1 During the contract fulfillment period, as specified by national laws and administrative regulations, the contractor shall apply for all project approvals including urban plan, regional plan approvals, land use permit, construction approval or construction certificate, engineering quality supervision procedures and other licenses, permits, certificates and approvals, and the contractor shall be responsible for coordinating the relationship with governmental authorities and units.

1.6.2 The contractor shall observe applicable laws, administrative regulations or industrial specifications for design, purchase, process, construction and completion, and take the responsibility for quality and guaranteed repair during the contract fulfillment period. The contracter must apply for all permits, licenses, approvals and procedures, etc for fulfilling the contract and protect the owner from any loss related. If any related loss is caused to the owner, the contractor shall compensate the owner as per the reasonable price increased actually.

1.6.3 The contractor shall pay salaries, provide person insurance and pay related taxes for their employees on time.

1.6.4 To enhance the supervision on the engineering construction, honest and clean disciplines must be standardized in contract signing and fulfilling to prevent any improper behavior, and a declaration of anti-bribery and any-corruption must be made according to national related regulations and the work practice.

1.7 Confidentiality

Any party hereto shall be liable for confidentiality of the other party's trade secrets, technical secrets and other information which known in the course of conclusion and performance of the contract and expressly requested by either party, and without consent shall not disclose or use for the purposes beyond this contract. Provided that one party divulges or uses such confidential information as trade secrets, technical secrets, or other confidential information for the purposes beyond this contract, shall be liable for damages to the other party. The information which is necessary to perform contract by one party should be provided by other party, and if necessary in case, a confidentiality agreement as an attachment to the contract may be signed by parties hereto.

Article 2: Owner

2.1 Rights and obligations of the owner

2.1.1 To fulfill the obligations of adjustment on contract price, payment, completion settlement as stipulated in the contract.

2.1.2 The owner shall, in accordance with the provisions of the contract agreement and applicable law on safety, quality, environmental protection and occupational health, etc., have the right to make suggestionson the contractor's design, procurement, construction, completion test, etc., and any modification or alternation can be made after confirmed by both parties.

2.1.3 The owner shall, as per the stipulations of contract, have the right to make claim for compensation of any loss or damage caused to the owner due to reason of the contractor.

2.1.4 The owner shall have the right to issue the notice of suspension in writing if deems it necessary. Among which, where the suspension due to the owner’s reason causes the increase of cost to the contractor, which will be for account of the owner; if, the critical path is delayed, the completion date should be extended accordingly.

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2.1.5 The owner shall fulfill other rights and obligations stipulated in the contract.

2.2 Owner’s representative

2.2.1 The owner shall designate a representative thereof to exercise the right entrusted by the owner, and perform the duties of the owner. The owner's representative shall, within the delegation extent, perform his duties under this contract. The owner’s representative shall, as per the scope and issues agreed upon in the contract, submit written notice to the contractor which signs thereon before sent to the project manager.

2.2.2 The name, position and duties of the owner's representative are stipulated in the particular condition. Where the owner decides to replace its representative, he shall submit written notify to the contractor of the name, position, authority and time of appointment of the new representative on 15 days prior to his arrival in office.

2.3 Supervisor

2.3.1 Where the owner requires the project to be supervised, the name of the supervisor, the chief engineer, the scope, content and authority of supervision shall be specified in the particular condition.

The supervisor shall, subject to the scope, content, power and authorities entrusted by the owner and on behalf of owner, carry out the supervision on the contractor. The notice given by the supervisor to the contractor shall be sent to the project manager in writing with signature of chief engineer.

2.3.2 Where the authority of chief engineer overlaps or is unclear with the authority of the owner’s representative, the owner shall coordinate and clarify and notify the contractor in writing thereof.

2.3.3 Chief engineer have no right to amend or change any rights and obligations of the parties hereto unless otherwise agreed upon in the particular condition.

2.3.4 The owner should, if replacement of its chief engineer, notify the contractor in writing 15 days in advance and state the name, position, authority, power limited and appointment time of the replacement therein.

2.4 Safety guarantee and security responsibility

The safety and security agreement will be signed separately.

Article 3: Contractor

3.1 Rights and obligations of the contractor

3.1.1 It is the contractor’s obligation for designing, purchasing, constructing and completing.

3.1.2 The contractor shall, as the stipulations hereof, at his own expense, repair the defects due to the contractor’s reason, in the design, documents, equipment, materials, components, construction, or found in the completion.

3.1.3 The contractor shall submit the relevant reports as the agreement of contract and the requirements of the contractor, and the category,content,and submission shall be specified in the particular condition.

3.1.4 If the owner issues a notice in writing of suspension, the contractor will have right to require increasing the cost or delaying the completion date according to Article 2.1.5. The suspension arising from any reason of the contractor is not covered in this scope.

3.1.5 The contractor shall have the right to claim compensation or extend the completion date for any loss, damage or delay in the critical path of the works caused by the owner.

3.2 Project manager

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3.2.1 The project manager must have the corresponded occupational qualification, and is authorized to fulfill this contract on behalf of the contractor. The name, responsibility and authority of the project manager are specified in the particular condition. The project manager shall not be the project manager for other projects at the same time. Project manager should obtain the prior consent of the owner if being necessary to leave the project site and designate an experienced person to act on his behalf. Where the contractor violates the above stipulations, shall be liable for breach of contract under the particular condition.

3.2.2 The project manager shall，under project schedule as stipulated in the contract and the instructions issued by the owner or chief engineer, organize the implementation of the project. In case of emergency and in the absence of contact with the owner's representative or chief engineer, project manager shall have the right to take such measures as may be necessary to ensure the safety of persons, works and property, however, a written report shall be sent to the owner's representative or chief engineer within 48 hours after the event.

3.2.3 The contractor shall notify the owner in writing 15 days in advance of the replacement of the project manager and obtain the consent thereof. The successor of project manager shall continue to perform the duties and authority stipulated in article 3.2.1. Where the contractor replaces the project manager without authorization, shall be liable for breach of contract as stipulated in the particular condition.

3.2.4 The owner shall have the right to notify in writing the contractor to replace the project manager which being deemed incompetent, and the contractor shall submit a written improvement report to the owner within 15 days upon receipt of the replace notice. Where the owner still notify in writing to replace upon receipt of the improvement report, the contractor shall, within 30 days of receiving the second notice of replacement, effect the replacement and inform in writing the owner of the name and resume of the newly appointed project manager. The new project manager shall continue to perform the duties and powers stipulated in article 3.2.1.

3.3 Engineering quality assurance

3.3.1 Quality assurance system. The contractor must keep the quality assurance system certificate effective in contract fulfillment, and set up a quality assurance system under this contract.

3.3.2 Quality assurance in actualization. The contractor shall, under the stipulations hereof and State’s laws on safety in production, carry out the design, purchase, manufacturing, construction and completion test and ensure the safety performance of the project. The contractor shall follow national related regulations on quality assurance to provide guaranteed repair for the project.

3.4 Safety guarantee

3.4.1 Engineering safety function. The contractor shall, under the stipulations hereof, administrative regulations on construction project design, administrative regulations on construction engineering quality and laws on safety in production, carry out the design, purchase, construction and completion test and ensure the safety performance of the project.

3.4.2 On-site safe construction and environmental safety. The contractor must follow the agreement in Article 7.8 on health, safety and environment.

3.5 Guarantee for occupational health and environmental protection

3.5.1 Engineering design. The contractor shall carries out the designs of environmental protection and occupational health protection of the project in accordance with the contract agreement, and the Regulations on the Administration of Construction Engineering Survey and Design, the Regulations on Environmental Protection of Construction Projects and other relevant legal provisions, and ensure the project complies with laws and standards related to environmental protection and occupational health.

3.5.2 On-site occupational health and environmental protection. The contractor must follow the agreement in Article 7.8 on health, safety and environment.

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3.6 Progress guarantee

The contractor shall, in accordance with the schedule of the project progress as stated in article 4.1, in a reasonable and orderly manner, organize the various resources required for the design, procurement, construction and completion test of the project, and adopt effective implementation methods and organizational measures to ensure the implementation of the project schedule.

3.7 On-site security

The contractor assumes the responsibilities of site security (including the contractor's prefabricated sites, office and living quarters) from entry of the site, commencement to until the receptions by the owner of the project, and is responsible for preparing the rules of relevant security, liability and reporting in addition to effect submission thereof to the owner.

3.8 Subcontract

3.8.1 Subcontract agreement. The contractor may only subcontract the work items (including design, procurement, construction, completion test, etc.) and choose subcontractors from the approved short name list as specified in the particular condition.

3.8.2 Subcontractor qualification. The subcontractor shall conform to the grade of enterprise qualification stipulated by the State’s law, otherwise, can’t act as subcontractor.

3.8.3 Payment to subcontractors. The contractor shall effect payment of the contract price to the subcontractor on time as agreed in the subcontract. If the contractor fails to pay salaries to workers or payables to subcontractors and thus the project or owner has to suffer any adverse effect, the owner will have right to deduct the salaries or payables from the project fund directly and the contractor must pay 30% of the actual amount failed to pay as a penalty for breach of contract and take all loss related if the contractor refuse to correct after the arrival of a written notice from the owner.

3.8.4 Contractor is responsible to subcontractors. If any subcontractor is involved in breach of contract, improper management or any other mistake and thus it brings any defect to the project quality, any loss to the owner or delays the completion date, the contractor will be responsible for the subcontractor.

Article 4: Progress schedule, delay and suspension

4.1 Project progress schedule

4.1.1 Project progress schedule. The contractor shall be responsible for formation of the project schedule in which the construction period shall conform to the stipulations of contract agreement. It is actualized after approved by the owner. Copy number and time of the contractor’s submission of project schedule shall be stipulated in the particular condition.

4.1.2 Catch up with project progress plan at own expense. Where the actual progress of the project is obviously behind the project schedule due to the contractor's reasons, the contractor has the obligation and the owner has the right to require the contractor to take measures at its own expense to expedite the project schedule.

4.2 Design progress plan

4.2.1 Design progress plan. The contractor shall draw up the design progress schedule subject to the approved project schedule, the time preparation of the design review phase and the design phase review meeting organized by the owner, which is stipulated in article 5.3.1. The design progress schedule shall be executed subsequent to approval by the owner, however, the approval does not mitigate or exempt the contractor from contractual liability.

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4.2.2 Commencement date of design. The first day when the contract is signed will be the commencement date of design.

4.2.3 Delay of design commencement date. The contractor should expedite the delayed work due to its reason at own expense under article 4.1.2.

4.2.4 Delay in date of design phase review

Provided that, due to the contractor’s reason, failure to submit the design documents of the relevant stage according to the design review stage and the time of the review meeting as stipulated in the contract, or the relevant design document submitted does not meet the design depth requirements of the relevant examination stage, and cause delay of design review meeting, the contractor shall take measures to expedite at own expense as per article 4.1.2. If the completion date is delayed and the owner has to suffer an economic loss for preparing for a review meeting, the loss caused therefore will be borne by the contractor .

4.3 Procurement schedule

4.3.1 Procurement schedule. The contractor’s procurement schedule shall comply with the schedule of the project schedule and shall be aligned with the schedule of the design, construction and completion test and the post-completion test.

4.3.2 Commencement date of procurement. It is stipulated in the particular condition.

4.3.3 Delay of procurement progress. The losses of suspension, labor force idling and delay of completion due to the contractor’s reason will be responsible for the contractor, however, the delay in procurement caused by the owner’ reason the losses of suspension, labor force idling to the contractor will be liable for the owner, and the completion date shall be postponed accordingly if the delay in the critical path.

4.4 Construction schedule

4.4.1 Construction schedule. The contractor shall, prior to the commencement of the site construction, submit the owner a copy of general design of construction organization which including construction schedule. The construction schedule must comply with the project schedule and the design, purchase and completion test schedules. Where the owner requires the contractor to submit a progress plan for the construction of key individual works, it shall be agreed upon in the particular condition.

4.2.2 Delay of construction commence date. An extension of the completion date shall be determined subject to following stipulations:

(1) Where the contractor’s failure of commencement due to the owner’s reason, the dates of completion of works will be corresponding postponed.

(2) Failure of commencement due to contractor’s reason should be explained the due reason thereof and the contractor should take measure at its own expense to effect commencement as soon as practicable and the completion date shall not be extended.

(3) Where the commencement date of construction is delayed due to force majeure, the completion date may be postponed accordingly.

4.4.3 Completion date

1. Where the implementation phase of the contracted project includes the completion test phase, the planned completion date and the actual completion date shall be determined in the following manner:

(1) The completion date of the project as stipulation of article 9.1 [Taking over of work] in the particular condition shall be the planned completion date of the project; the planned completion date of the final project in the work shall be the planned completion date of the work;

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(2) The date of 10 days later after the project passes the completion check, general acceptance check and is put into formal power generation and operation (definition of formal power generation, the meter at the project outlet start to meter the power output) shall be the actual completion date of the project.

2. Where the implementation phase of the contracted project excludes the completion test phase, the planned completion date and the actual completion date shall be determined in the following manner:

(1) The completion date of the project as stipulation of article 9.1 [Taking over of work] in the particular condition shall be the planned completion date of the project; the planned completion date of the final project in the work shall be the planned completion date of the work;

(2) The date on which the contractor completes all the construction operations in the project specified in the construction drawings and conforms to the quality standards stipulated in the contract shall be the actual completion date of the project as stipulated in the contract;

(3) The date on which the contractor completes all the construction operations of the last individual project in the work specified in the construction drawings and conforms to the quality standards stipulated in the contract shall be the actual completion date of the project as stipulated in the contract;

3. The determination of completion date shall not be influenced or affected by the reserved construction site or reserved site by the contractor for the test after completion, or the reserved construction site required by the owner and the uncompleted tail-closing works and defect fixes which do not affect the substantive operation of the owner.

4.5. Delay damages

Where the completion date of the project is delayed due to the contractor's reasons, the contractor shall be liable for the delay. The amount of compensation for the daily delay and the accumulated maximum amount are stipulated in the particular condition. The owner shall have the right to deduct the amount of compensation from the progress payment, the completion settlement payment or the agreed performance bond.

4.6 Suspension

4.6.1 Suspension due to the owner’s reason. The owner can inform the contractor in a written form of suspending any work in project implementation. The notice of suspension shall indicate the date of suspension and the expected period of suspension.

The increase of cost or reasonable increase of cost on resumption of work suffered by the contractor in performing such suspension will be taken by the owner. If any critical path of the project is delayed, the completion date will be postponed accordingly.

4.6.2 Suspension by force majeure. Where the work is suspended due to force majeure, the parties hereto shall arrange their own work respectively under the stipulations of article 17.1 [Obligations at Occurrence of Force Majeure] and article 17.2 [Consequences of Force Majeure].

4.6.3 Contractor’s work on suspension. In the event of the suspension stated as the stipulations of article 4.6.1 [Owner’s Suspension] and article 4.6.2 [Suspension Due To Force Majeure], the contractor shall immediately stop the implementation of the site work and be responsible for the care and protection of the project, the engineering materials and the owner's documents during the period of the suspension. Provided that the contractor fails to perform the responsibilities of care and protection thereof, the liabilities of damage, loss, etc., added costs of the owner or delay of completion date will be for account of the contractor.

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4.6.4 Contractor’s request for resumption of work Where suspended as per the notice of the owner, the contractor shall, at 45 days subsequent to suspension, have the right to issue to the owner a notice of resumption of work. In case of failure to resume work, the contractor shall have the right to reduce some of the works effected by the suspension in a modified manner in accordance with the stipulation of article 13.2.5 [Adjustment and reduction of part works].

The contractor shall, pursuant to the stipulation of article 18.2 [Rescission by Contractor], have the right to issue a notice of rescission of contract, where the owner's suspension exceeds 15 days and affects the entire works, or the suspension due to force majeure prevents the performance of the contract.

4.6.5 Owner’s resumption of work. The owner shall, subsequent to issuance of a notice of resumption of work, have the right to organize the contractor to inspect the works and materials affected by the suspension. The contractor shall notify the owner of the results of the inspection, the contents and estimate amount related with the restoration and repair thereof, the cost will be for account of the owner subject to confirmation by the owner.Completion date of the project will be extended accordingly due to delay of key path by restoration and repair.

4.6.6 Suspension due to contractor. For the suspension of part or total work due to the contractor’s reason, the loss, damage and delay in completion date will be liable for the contractor.

4.6.7 Payment on suspension of work. Where the work is suspended for the reason of the owner, the owner must compensate the contractor for the economic loss arising from suspension, idleness due to poor organization of work, transfer, mechanical device redeployment, material and component accumulation, etc in addition to the payment according to the contract, and further pay for the permanent devices, materials and parts as per the following stipulations:

(1) The payment for any device, material and part purchased and fabricated by the contractor into will be separately listed by the contract in the report form of 14.6 [Application for monthly progress payment] or 14.7 [Application for payment according to payment schedule] and paid by the owner as per 14.8 [Payment condition and time arrangement].

(2) Any permanent device, material or part purchased by the contractor and transported to the project site but not inspected, accepted and paid for, will be inspected and handed over by both parties. Any device, material or part with defect will be repaired by the contractor with own expenses. The purchase schedule payment for any repaired and accepted part will be made by the owner according to 14.4.1 [Progress payment].

(3) When the owner requires the contractor to return any ordered permanent engineering device, material or part which is not in the short name list or go against the design requirement and technical specification, the compensation and related expenses to the supplier or manufacture will be paid by the contractor.

Article 5: Technology and Design

5.1 Production technology, architectural design scheme

5.1.1 Production technology or architectural design scheme provided by the contractor

Where the contractor is responsible for providing production process technology (including patented technology, proprietary technology, process package) and architectural modeling design (including architectural design), the contractor shall take responsibility for the provided process technical data, process conditions, software, analysis manual, operation instruction, equipment manufacturing instruction and other information requirements, architectural modeling and structural design thereof, etc.

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The contractor shall be responsible for the assessment of the guarantee value of the trial run stipulated in the particular condition, and the explanation of the functional guarantee. The specification of the trial run assessment guarantee value and function guarantee is used as the evaluation basis of the commissioning test conducted by the owner according to 10.3.3. The guarantee value of the trial run stipulated in the particular condition, and the explanation of the functional guarantee will be stipulated in the particular condition according to the engineering features.

5.1.2 Architectural design provided by the owner

Where the owner is responsible for providing the architectural design plan (including architectural modeling), the owner shall take responsibility for the provided technical process, process technical data, process conditions, software, analysis manual, operation instruction, equipment manufacturing instruction and other information requirements, and the architectural design.

The owner shall be obliged to direct, verify and confirm the production process design and architectural design carried out by the contractor on the basis of the above information provided by the owner. The guarantee value of the examination of the test operation of the project and the project, or the description of use of function guarantee and the respective responsibility for the assessment by parties hereto shall be stipulated in the particular condition and as the basis for the evaluation of trial operation assessment and responsibility test under 10.3.3.

5.2 Design

5.2.1 Compliance with standards and specifications

(1) The standards and specifications stipulated in article 1.5 shall apply to the acceptance of the project and the whole work by the owner.

(2) The contractor shall, if State promulgates new standards or regulations in the process of contract implementation, submit proposals on new standards and new specifications to the owner. For the mandatory standards, specifications among which, the contractors should strictly abide by, the owner take as an amendment thereof; for non-mandatory standards, specifications, the contractor may decide to adopt or not to adopt, when decide to adopt, shall take as an amendment thereof.

(3) The technical data and technical conditions in the design drawings and design documents which are subject to the standards specifications stipulated by law and agreed by contract are the basis for the purchase quality, construction quality and completion test quality of engineering materials.

5.2.2 Operation and maintenance manual. Where the contractor directs the test after completion and the test for trial run, and compiles the operation and maintenance manual, the owner shall, order its patent dealer to make available the contractor with its operating guide and analysis manual, and to be responsible for the authenticity, accuracy, completeness and timeliness of its information, unless otherwise stipulated in the particular condition. The number of copies and the time limit for submission of the operational guidelines, analysis manuals which submitted by the owner and operational maintenance manuals which submitted by the contractor will be stipulated in the particular condition.

5.2.3 Number of copies and submission times of design documents. The copies number and time of submission of relevant design documents, materials and drawings are specified in the particular condition.

5.2.4 Repair and acceleration of design defects at own expense. Where the omissions, errors, defects and deficiencies in the design documents due to the contractor's reasons, the contractor shall repair, make up, correct and perfect the design documents at his own expense and take measures at own expense to accelerate with the delay in design progress.

5.3 Design phase review

5.3.1 Design phase review and review meeting time. Organization and timing of the design phase of the project and review conference on the design phase should be stipulated in the particular condition. The owner shall be responsible for the expenses of the superior unit of the owner and the government authority concerned in participating in the review meeting.

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5.3.2 The contractor shall, under the stipulations of article 5.3.1, submit to the owner the design document of the relevant design review stage, which should conform to the depth of the design documents, drawings and materials in the relevant design stages according to the relevant State’s authorities and the standards and specifications of industry engineering construction. The contractor is obliged to attend the design review conference organized by the owner at its own expense, to introduce, answer, explain the design documents to the examiner, and to provide additional information that should be provided during the review process.

5.3.3 The owner is obliged to provide the contractor with the approval documents and minutes of the design review meeting. The contractor has the obligation, as per the documents and minutes approved at the relevant design review stage and the contract agreement and relevant design provisions, to modify, supplement and improve the related design.

5.3.4 For any failure due to the contractor’s reason, to submit the complete design documents, drawings and materials of the relevant design review phase to the owner at the time specified in article 5.2.5, resulting in the meeting of the relevant design review phase being unable to proceed as scheduled, the contractor shall bear the delay in the completion date, the loss of labor force idling in addition to the increased costs of organizing the meeting.

5.3.5 The owner shall have the right, prior to the design review stages stipulated in article 5.3.1, to make recommendations on the design documents, drawings and information for the relevant design stages, to conduct preliminary examination and confirmation thereof, however, any recommendation, preliminary examination and confirmation by the owner shall not relieve or exempt the contractor of his contractual responsibilities and obligations.

5.3.6 The contractor’s design plan cannot be actualized unless confirmed by the design supervisor and the owner.

5.4 Training of operation and maintenance personnel

The contractor is responsible for making the training plan and mode for the owner’s operators and maintainers, and compiling training manual and materials.

5.5. Intellectual property right

The parties hereto may enter into agreements of intellectual property rights and confidentiality on technology patents, architectural design schemes, proprietary technology, copyright in design documents, which in respect of one party or the parties hereto (including the patent dealers of one or both parties and the independent architects), which will be taken as an appendix of this contract.

5.5.2 If any technology patent, proprietary technology, or copyright related to this contract violates the legal rights and benefits of a third party, the responsibility will be taken by the contractor.

Article 6: Engineering Materials

6.1 Provision of engineering materials

6.1.1 Permanent engineering devices, materials and parts provided by the contractor

(1) The contractor shall, pursuant to technical parameters, technical conditions, performance requirements, and usage requirements specified in the design document, be responsible for organizing the procurement of permanent engineering devices, materials and parts, delivering to the site, and take responsibility of quality inspection results and performance thereof. Types, estimated quantity or list of specifications of the permanent engineering devices, materials and parts provided by the contractor are listed in the particular condition.

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(2) The engineering devices, materials and parts (including construction components) which provided by the contractor are not in conformity with the compulsory standards and norms of State or stipulation hereof, the quality defects caused therefore shall be repaired by the contractor at its own expense, and the completion date shall not be extended.

(3) The productive materials provided by the contractor for the post-completion test shall be classified or listed in the particular condition.

6.1.2 The contractor’s choice of suppliers. The contractor shall choose the supplier or manufacturer of the relevant engineering materials by bidding from the list of suppliers submitted by the contractor and approved by the owner according to 3.8.1.

The contractor shall not designate suppliers and manufacturing plants in design documents or verbally implied except the sole manufacturer.

6.1.3 Ownership of engineering material. Where the contractor provides the permanent engineering devices, materials and parts pursuant to the agreement of article 6.1.2 hereof and pay for the progress of the purchase on the delivery at site, the ownership of which shall be transferred to the owner. The contractor shall, prior to acceptance of the owner, has the obligation to keep, maintain and take good care of the engineering materials, and shall not be transported out of the site without the approval of owner (except remaining materials). The payment for the permanent engineering devices, materials and parts provided by the contractor will be made by the contractor as per the contract.

6.2 Inspection

6.2.1 Factory inspection and report

(1) The contractor shall, be compliance with relevant legal provisions, take responsibility of the mandatory inspection, monitoring and testing of the engineering materials specified in article 6.1.2 and shall provide the owner with the relevant reports pursuant to the relevant legal provisions. The time limited, contents and copies number of the report are stipulated in the particular conditions.

(2) Where the contractor invite the owner to participate in the inspection, the contractor shall, at prior to the checkup, inspection, monitoring and testing of the related manufacturing phase, notify the owner in writing of the contents, place and time of the inspection. The owner shall notify the contractor in writing, within 5 days after receiving the invitation, whether or not to participate in the inspection. If the owner decides to participate in the inspection, the contractor must be informed within 5 days after the report in (1) is delivered.

(3) The owner shall pay for the wages, subsidies, travel and accommodation of the inspection staff during the inspection period, and the contractor shall be responsible for obtaining the permission to enter the relevant factory and afford convenience.

(4) The owner shall, where delegate the qualified, experienced third party to participate inspection on behalf of the owner at its own expense, notify the contractor in writing within 5 days after receipt of invitation letter from the contractor stating the name and delegated authority of the entrusted unit and personnel.

(5) The participation of inspection by the owner and his client cannot relieve the contractor of his responsibility for the quality of the engineering materials purchased by the contractor.

6.2.2 Consequences of covering and packaging Provided that the owner has, within the period agreed in article 6.2.1, notified the contractor to participate inspection and arrives at the designated place in advance or on time as the agreed date, however the engineering devices, materials and parts (including post-completion test materials) processed and manufactured have been covered, packed or transported to the place of shipment without the field inspection of the owner, the owner shall have the right to order the contractor to transport the same back to the place of origin, remove the covering or package, make recheck up, re-inspection or re-test and reinstating, for which the cost thereon will be for the contractor’s account and where the critical path of the project is delayed, the completion date shall not be extended.

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6.2.3 Failure to participate inspection on time. If, failure of participation of inspection by the owner as the agreed time of article 6.2.1, the contractor may, at its sole option and discretion, organize the inspection, testing, check and examination, and the results of the quality inspection shall be deemed to be genuine. However, the owner has the right thereafter to notify the contractor with an amendment order to re-examine, inspect, test and check, or to add particulars of the test or to change the test place. Provided that the project material is qualified by quality inspection, the expenses incurred shall be born by the owner, and the key path of the project is delayed, the completion date shall be postponed accordingly; however, if the engineering materials fail to pass the quality inspection, the expenses incurred shall be born by the contractor, and the completion date shall not be extended.

6.2.4 On-site inventory and inspection

The owner shall, 5 days prior to the arrival at the site of the permanent engineering devices, materials and parts which the owner being liable to deliver as the agreement in article 6.1.1, notify the contractor thereof. The owner (or the supplier or subcontractor providing the owner with the engineering devices, materials and parts) and the contractor (or its subcontractor, representative or supervisor) shall count the quantity of the number of box according to the bill of lading for each lot of goods and carry out the appearance inspection, and count the quantity in the box according to the packing list, factory certificate, drawings, documents, etc., and conduct external inspection. The personnel of parties hereto shall, subsequent to checking and counting, sign the handover list.

In case of shortage of materials, drawings, materials, or appearance defects, the owner shall be responsible for complement deficiency and repairing them at his own expense. Engineering materials shall not be used in the work until the defects have been repaired. And the responsibility for any increased cost or completion date delay due to the above mentioned circumstances will be taken by the contractor.

6.2.5 Participation of inspection by Quality Supervision Authority, Firefighting, Environmental Protection Administration and other authorities. The owner and the contractor shall, at any time, accept the on-site inspection of the manufacturing, installation and test process by the professional inspectors of the quality supervision authority, the firefighting authority, the environmental protection authority, the industry and so on. The cost shall be borne by the owner. If the critical path of the project is delayed, the completion date shall be postponed accordingly.

The additional costs arising from the amendments, replacements and other suggestions made by the above authorities shall be born by the responsible party which providing engineering materials as stipulated in article 6.1.1 or 6.1.2. Where the critical path of the project is delayed due to the contractor’s responsibility, the completion date shall not be extended; however if the responsible party is the owner, the completion date shall be postponed accordingly.

6.3 Declaration and clearance of customs of imported engineering materials

6.3.1 The party responsible for the import and procurement of permanent engineering devices, materials and parts and the procurement method are stipulated in the particular condition. The purchasing party is responsible for customs declaration and customs clearance, while the other party is obliged to assist.

6.3.2 For any delay of key engineering critical path due to delay in customs declaration and clearance of imported engineering devices, materials and parts, where the contractor is responsible for import and purchase, the completion date is not extended and the additional costs will be born by the contractor; however, where the owner is responsible for the import purchase, the completion date shall be extended accordingly, and the contractor’s increased costs to be born by the owner.

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6.4 Transportation and transport of goods beyond limits

The contractor shall be responsible for the transportation of the over-limited engineering materials (over-weight, over-length, over-width, over-height), and the transportation expenses thereof and the all expenses of the special measures taken in the course of transportation are included in the contract price. The cost increase during transportation shall be born by the contractor. The completion date shall not be extended when the critical path of the project is delayed.

6.5 Reorder and consequences

The contractor shall, pursuant to the stipulations of article 6.1.1 and 6.3.1, be responsible for reordering the permanent engineering devices, materials and parts and arriving at the site if the permanent engineering devices, materials and parts provided by the contractor is defective and is still unqualified after repair by the contractor. And the responsibility for any increased cost or completion date delay due to the above mentioned circumstances will be taken by the contractor.

6.6 Custody and surplus of engineering materials

6.6.1 Engineering material custody. The category and quantity of engineering materials which are provided and kept by the contractor as per the agreements of Article 6.1.1 will be stipulated in the particular condition.

The contractor shall, as specified in the specification, keep, maintain and prevent distortion, deterioration, contamination and personal injury of engineering materials. The time in which the contractor submits the safekeeping and maintenance plan shall be specified in the particular condition which shall include classification and storage of engineering materials, maintenance, security, access system, and the layout of warehouse, special storage room, storage yard, road, lighting, firefighting, facilities, appliances, etc. All costs of custody are included in the contract price.

6.6.2 Transfer of surplus engineering materials The remaining part of the engineering materials kept by the contractor shall be handed over to the owner free of charge subsequent to the completion of the test, unless otherwise agreed upon in the particular condition, special tools, spares and materials, etc provided by the device suppliers shall be transferred with a special list of transfer.

Article 7: Construction

7.1 Owner’s obligations

7.1.1 Review of overall design of construction organization. The owner shall, under article 7.2.2, have the right to review the overall design of construction organization submitted by the contractor and to submit suggestions and requests thereon within 3 days of receipt thereof. No suggestions and requirements by the owner can relieve or exempt the contractor from any contractual liability. If the owner fails to submit any proposal or request within 3 days, the contractor shall have the right to implement the proposed overall design of construction organization design.

7.1.2 Entry conditions and entry date. The owner shall determine the entry date with the contractor pursuant to the approved preliminary design and temporary occupation information submitted by the contractor as stated in article 7.2.3. The owner shall ensure the contractor can enter the site on time to commencement the preparation work. Entry conditions and dates are specified in the particular condition.

If the contractor's entry time is delayed due to the owner's reasons, the completion date shall be postponed accordingly and the owner shall bear the related costs incurred by the contractor.

7.1.3 Supervise the contractor in applying for approvals for commencement of work and others

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7.1.4 The owner shall, within 20 days subsequent to receipt of the management plan of the “Occupational Health, Safety and Environmental Protection” which submitted by the contractor pursuant to article 7.8 , make the confirmation thereof. The owner shall have the right to inspect its implementation and make suggestions for rectification of the problems found in the inspection, and the contractor shall make rectification at his own expense in conformity with the reasonable proposal of the contractor.

7.1.5 The owner shall perform its other obligations as stated in the particular condition.

7.2 Contactor’s obligations

7.2.1 Reviewing the coordinates and laying out the construction lines. The contractor shall be responsible for reviewing the reference coordinates (including reference control points, reference control elevations and reference control coordinates) and laying out the constructions lines, and responsible for the accuracy of the lines.

7.2.2 Design of construction organization. The contractor shall submit the overall design of construction organization to the owner at 15 days prior to commencement of construction or at such other time as the parties agree, and submit the construction organization design of the project and the main sub-project to the owner along with the construction progress. The contractor shall, at his own expense, amend and improve the same under the reasonable suggestions and requirements of the owner.

The copy number and time of submission of the overall design of construction organization, and the name, copy number and time of the main individual project and the main sub-project to be submitted to the construction organization design shall be stipulated in the particular condition.

7.2.3 Submission of temporary land occupation information. The contractor shall submit the following information of temporary land occupation to the owner at the time specified in the particular condition:

(1) The explanations of coordinate position, area, occupation time, use description of the warehouse, yard, road land required for the storage of the engineering materials as per article 6.6.1 and a separate description of the coordinate position, area, occupation time and use of the land to be leased by the owner;

(2) The explanations of coordinate position, area, occupation time, usage description of the construction land, and a separate requirement of the coordinate position, area, occupation time and use description of the land rental by the owner;

(3) The coordinate position of the road entry entering the construction site and indication of the road direction, length, road width, grade, bridge and culvert load, turning radius and time requirements which are required to be built by the owner to connect with the urban and rural public roads.

The contractor shall be responsible for the additional costs or delays in the completion date due to its failure to submit the above information on time and resulting in the delay of the entry date specified in article 7.1.3.

7.2.4 The contractor, according to the construction organization design approved by the owner, shall be responsible for designing and building all temporary facilities (including water supply, power supply, heat supply, communication, and managerial network, etc), dismantling them or transferring them to the owner with no condition after project completion or after use. Power and water for construction and living before project completion and acceptance check will be purchased as per the local market price, and the expenses will be paid by the contractor. The contractor shall be also responsible for providing the owner’s project representative with on-site office and office supportive facilities (in this project, the owner will free provide the contractor’s project managers with places for office work and living, but the contractor will be responsible for any repair work and providing meals for the owner’s project managers).

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7.2.5 The contractor is responsible for applying for approval of commencement or engineering quality supervision procedures and other permits (if necessary), etc.

7.2.6 Approval to be conducted by notice during construction. Provided that the contractor has to, during construction, for the reasons of the addition of off-site temporary land, temporary request for water stoppage, power outages, interruption of road traffic, blasting operations, or possible damage to public facilities such as roads, pipelines, electricity, posts and telecommunications, etc., the contractor shall be responsible for applying for related procedures.

7.2.7 Provision of information on construction obstacles. The contractor shall provide coordinate positions of buildings, structures and other facilities related to the underground and on-ground within the above mentioned area as per the contract agreement.

7.2.8 Newly discovered construction obstacles. The contractor shall immediately take protective measures and notify the owner in time for the buildings, structures, antiquities, ancient trees, famous trees, underground pipelines, cables, structures, relics, fossils, tombs, etc., around and near sites newly discovered during construction.

7.2.9 The contractor shall ensure that its manpower, machinery, equipment, facilities, measures, materials, turnover materials and other construction resources meet the requirements of the implementation of the project.

7.2.10 The contractor shall, prior to commencement, explain the intention of the design documents to the construction subcontractors and the supervisors and explain the design documents, and resolve the related problems in the construction process in time.

7.2.11 Protection and maintenance of work. The contractor shall, from the date of commencement until the date on which the contractor takes over the project, be responsible for the care, protection, maintenance and security of the project and shall ensure there will not be any loss and damage arising from the contractor’s construction.

7.2.12 Clearance of site. The contractor is responsible for, during construction and after completion, cleaning the site, classified stacking and transport residues, wastes, garbage, etc., to the designated place by the owner or local authority concerned. The contractor shall evacuate any machinery, equipment, facilities and temporary works that are no longer in use or deliver them to the place designated by the owner.

7.2.13 Temporary facilities for water supply and power supply, temporary buildings and roads belong to the contractor, and the cost on these will be paid by the contractor.

7.2.14 The contractor shall perform such other relevant obligations to be performed by the contractor as stipulated in the particular condition.

7.3 Construction technique and method

The contractor’s construction technical methods shall conform to the relevant operating regulations, safety regulations and quality standards.

The owner shall, within 3 days of the receipt of the method submitted by the contractor, make confirmation or recommendations thereof and any such confirmation and suggestion by the owner shall not mitigate or exempt the contractor from contractual liability.

7.4 Human power and machine resources

7.4.1 The contractor shall, as per the format, content, number of copies and time of submission agreed upon in the particular condition, submit a schedule of construction human resources plans to the owner. The plan of construction human resources shall meet the needs of the construction progress plan, and provide the owner with the actual human resources information of entry pursuant to the report form, content, number of copies and reporting period as stipulated in the particular condition.

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In case the contractor fails to input enough kinds of work and manpower as the schedule of the construction human resources plan, and bring about the actual construction schedule obviously behind the construction schedule, the owner shall have the right to notify the contractor to dispatch personnel to the site within a reasonable period of time, and to expedite the progress at its own expense. Otherwise, the owner shall have the right to order the contractor to subcontract the work of certain individual works, sub-projects and sub-parts, the expense and delays incurred in consequence thereof shall be born by the contractor.

7.4.2 The contractor shall, as per the format, content, number of copies and time as stipulated in the particular condition, submit to the owner a list of major construction equipment resource plans. The plan of construction equipment resource shall meet the requirements of the construction schedule plan, and shall provide the owner with the main equipment information of actual entry according to the report form, content, number and reporting period as stipulated in the particular condition.

Provided that the contractor fails to input enough machinery and tools as per the schedule of construction machinery and tools resources, which results in the actual construction schedule falling behind the progress plan, the owner shall have the right to notify the contractor, within a reasonable time, to dispatch the number of machines and tools listed in the schedule. Otherwise, the owner shall have the right to make the contractor available with the relevant machinery and equipment, so the costs and delays incurred therefore shall be borne by the contractor.

7.5 Quality and inspection

7.5.1 Quality and inspection

(1) The contractor and its subcontractor shall, at any time, accept the supervision and inspection of safety and quality by the owner, supervisor, administrative authority, quality management department, safety management department, industrial quality safety examinants or any third part quality examination unit authorized by the owner, and the contractor shall offer facilities pay related expenses for such supervision and inspection.

Where the owner entrust a third party to effect check, inspection, gauging and test, the quality of construction, shall notify in writing the contractor thereof and the third party's acceptance result shall be deemed as the owner's acceptance result.

(3) The contractor shall observe by the relevant provisions of construction quality control and shall be responsible for training and checking operator and disclosures of drawing, technical, operating rules, safety procedures and quality standards, in addition to the responsibility of eliminating accident threat or hidden trouble.

(4) The contractor shall, by virtue of the design documents, construction standards and contract stipulations, be responsible for the preparation of construction test and inspection plans and effect the inspection, testing and testing of engineering materials (including construction fittings), among which, any unqualified cannot be used, and have the obligation to repair and replace unqualified engineering materials at its own expense, the delay of the completion date therefore will be on the contractor’s liability.

(5) The contractor's construction shall conform to the quality standards stipulated herein. The assessment on construction quality is based on the quality inspection and evaluation standard stipulated in the contract. The contractor shall repair, rework, replace and so on at its own expense for the construction sites that do not meet the quality standards and be liable for the delay of the completion date.

7.5.2 Quality inspected parts and inspecting party. The parts of quality inspection can be divided into three parts: the part where joint participating by three parties of the owner, the supervisor and the contractor in the inspection; the part where joint participating by two parties of the supervisor and the contractor in the inspection; and the part by the third party or the contractor in the inspection. The place, inspection standard and acceptance form of construction quality are stipulated in particular condition.

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The contractor shall, as per the stipulations of the above agreement, report the qualified parts to the owner or the supervisor for putting on file. The owner and chief engineer shall have the right, at any time, to conduct spot checks or full inspections on the parts on file.

7.5.3 Notify the parties to participate in inspection. The contractor shall, subsequent to the qualification of self-inspecting and testing the quality parts and participating parties as stated in 7.5.2, notify the relevant participating units to participate the inspection. If there is any failure of participation by the participating parties, the contractor shall send the qualified results of the self-inspection to the owner or the supervisor within 24 hours thenceforth for signatures, if, failing to sign thereon within 24 hours, the quality inspection results shall be deemed to have been approved by the owner. The contractor may, within 3 days thenceforth, issue a notice that the owner or the supervisor have confirmed the result of the quality inspection.

7.5.4 Right to quality inspection The owner and its authorized supervisor or third party shall, without prejudice to the contractor's normal operation, have the right to supervise, inspect, test and check any construction area, for which the contractor shall furnish facilities.

The owner shall, upon find of quality defects caused by the contractor, have the right to issue orders for repair, suspension, demolition, rework, re-construction, replacement, etc. The added costs shall be born by the contractor and completion date shall not be extended.

7.5.5 Re-inspection of quality. The owner shall, pursuant to the stipulation of 7.5.3 hereof, have the right to effect re-inspection of quality without prejudice to the normal construction of the project. Where the result of checkup, inspection, test or gauging is not qualified, the expenses incurred shall be born by the contractor, and the completion date shall not be extended if the key path of the project is delayed; where the results of checkup, inspection, testing, and gauging are qualified, the additional costs incurred or the completion date delayed by the contractor shall be deemed as a modification as per Article 13 [Amendment and contract price adjustments].

7.5.6 The additional cost incurred not by the owner shall be for account of the owner.

7.6 Concealed engineering and intermediate acceptance

7.6.1 Concealed engineering and intermediate acceptance. The classification, location, content, quality standard, quality inspection form and participating parties of the hidden engineering and intermediate acceptance site required for quality inspection shall be stipulated in the particular condition.

7.6.2 Acceptance notice and acceptance. The contractor shall, 48 hours prior to the acceptance of concealed works with self-examination qualification or intermediate acceptance, give a written notice to the owner and (or) the supervisor to effect acceptance thereof, which shall include the contents, acceptance time and place of concealed works or intermediate acceptance. The concealed works and the subsequent works can be covered and carry out until acceptance thereof and signatures of the parties hereto on the acceptance record, in addition to prepare and submit the completion data of concealed works and the relevant information required by the owner or the supervisor.

Provided that the owner and the supervisor do not sign the acceptance record 24 hours subsequent to the acceptance pass, the owner and the supervisor shall be deemed to have approved the acceptance record, and the contractor may conceal or perform succedent operation. However, the inspection by the owner and the supervisor fail to pass the acceptance, the contractor shall repair it within the time limit required by the owner and the supervisor, and notify the contractor and the owner of the acceptance again.

7.6.3 Failure to participate acceptance on time. Provided that the owner and the supervisor are unable to participate in the acceptance of the concealed works or intermediate sites on time, shall, within 24 hours upon receipt of the acceptance notice, submit to the contractor in a written request for extension, however, which shall not exceed 48 hours. The owner fails to put forward deferred acceptance at the above time and fails to participate in the acceptance, the contractor may organize the acceptance by itself. The acceptance record of the contractor shall be deemed to have been accepted by the owner and the supervisor.

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7.6.4 Reinspection. The owner and the supervisor shall at any time have the right to require a re-inspection of the concealed works which have been accepted, and the contractor shall remove the overlay, peel off or open the hole as required, and re-cover or repair after the inspection. Where the hidden project is not qualified by re-inspection, the expenses incurred shall be born by the contractor, and the completion date shall not be extended if the key path of the project is delayed; where the results of checkup, inspection, testing, and gauging are qualified, the additional costs incurred or the completion date delayed by the contractor shall be deemed as a modification as per Article 13 [Amendment and contract price adjustments].

7.7 Disputes over the results of construction quality

7.7.1 Any dispute on the construction quality should be settled firstly through consultation by parties hereto. If an agreement thereon is not reached through consultation, the engineering quality inspection authority which being unanimously agreed by parties and with corresponding qualifications may be entrusted to effect the inspection.

Where the contractor is the responsible party under the inspection result of the testing authority, the increase in cost or the delay in completion date arising therefrom shall be born by the contractor; however, the responsible party is the owner, the increase in the costs incurred therefore shall be born by the owner. If the critical path of the project is delayed due to the dispute, the completion date shall be postponed accordingly. If the critical path of the project is delayed due to the dispute, the completion date shall be postponed accordingly.

7.7.2 Provided that both parties hereto have responsibility pursuant to the examination result of the inspection authority, parties hereto shall, on base of the shares of liability by each party, consult the sharing cost therefore; delay the critical path of the project arising therefrom will be consulted for extension of the completion date. In the event that the parties cannot agree on the share of costs and extension of the completion date, the dispute shall be settled as the stipulated procedure of Article 16.3 [Dispute and Arbitration].

7.8 Occupational health, safety, and environmental protection

7.8.1 Occupational health, safety, and environmental protection

(1) Parties hereto have the liabilities to abide by the laws on health, safety and environmental protection.

(2) Implementation plan of occupational health, safety, environmental protection management. The contractor shall, prior to the commencement of work on the site or within such other time as may be agreed upon, submit the implementation plan of occupational health, safety and environmental protection management to the owner. The costs of plan's management and implementation are included in the contract price. The owner shall, within 15 days after receiving the plan, make recommendations and confirm thereon, the contractor shall make amendments thereof at its own expense according to the owner’s proposal. The copies number and time of submission of the implementation plan for occupational health, safety and environmental protection management will be stipulated in the particular condition.

(3) In the course of executing the implementation plan of occupational health, safety and environmental protection management by the contractor which needs to take special measures beyond the plan, may be conducted as an amendment subject to the stipulation of Article 13 [Amendment and Adjustment of Contract Price].

(4) The contractor shall ensure that all employees and their subcontractors on site are adequately trained and experienced to be competent in occupational health, safety and environmental protection management.

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(5) All parties shall abide by all the legal regulations on occupational health, safety and environmental protection related to the implementation of the project and the use of construction equipment, and shall conduct respectively each relevant formalities pursuant to the regulations.

(6) The contractor should establish the conditions of occupational health protection, set up safety facilities, etc. The contractor shall be responsible for the delay in the approval of construction permit due to the contractor’s reasons, the increased costs or delays in the critical path of the project will be born by the contractor.

(7) The contractor shall be staffed with full-time engineer or manager responsible for managing, supervising and directing the work of occupational health, safety protection and environmental protection. The contractor should be held responsible for the conduct of its subcontractor.

(8) The contractor shall at all times accept and facilitate the supervision and inspection of the occupational health, safety and environmental protection by the inspectors of the relevant administrative departments, trade agencies, the contractors and the supervisors of the government.

(9) If any safety accident or breach of the agreement in Appendix 5 occurs in construction as stipulated in Power Construction Safety, Health and Environment Management Regulations and other regulations of our company, the owner will have right to deduct an administrative penalty from the project fund and claim for compensation.

7.8.2 On-site occupational health management

(1) The contractor shall abide by the laws and contractual agreements on applicable occupational health (including provisions on employment, occupational health, safety, benefits, etc.), and shall be responsible for the occupational health and protection of the personnel during the on-site implementation.

(2) The contractor shall abide by applicable labor laws and regulations, protect the lawful rights and interests of its employees, and provide them with labor protection articles, protective appliances, heat protection and temperature relief articles, necessary conditions of food and accommodation on-site and safe production facilities.

(3) The contractor shall carry out the training of occupational health knowledge for its construction personnel, safety operation rules, and effective measures to provide protective equipment to prevent personal injury in accordance with relevant regulations.

(4) The contractor shall set up the warning signs and instructions in the working area with toxic and hazardous. The owner shall bear the responsibility and expense for the injury or harm of owner and his consignees caused by entering the working area without the permission of the contractor and without the relevant protective equipment.

(5) The contractor shall carry out the inspection of prevention and control of toxic and harmful posts, make rectification and correction, in time, of unqualified protective facilities, appliances, erection, etc., and eliminate hidden dangers to occupational health.

(6) The contractor shall take sanitary and epidemic prevention measures, staff medical personnel, first aid facilities, maintain the dining room food hygiene, maintain the living place and its surrounding environmental hygiene, and maintain the occupational health of the construction personnel.

7.8.3 On-site safety management

(1) The supervisor shall conduct safety education for their personnel on site, provide necessary personal safety articles, and be responsible for the safety incidents caused thereby. The supervisor shall not compel the contractor to violate the safety regulations of safety construction, safe operation and completion test and post-completion test. The personal injury and property loss due to the reasons of the owner, the supervisor and their on-site staff, the supervisor shall bear the relevant liability and incurred expenses. The completion date will be extended if the critical path of the project is delayed. The supervisor cannot force the contractor to violate any safety rules for construction, operation, completion test and post-completion test. The supervisor shall be responsible for the personal injury and property loss and delay in the critical path of the project due to its breach of the safety regulations of safe construction, safe operation, completion test and post-completion test.

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The contractor shall be responsible for the personal injury and property loss and delay in the critical path of the project due to its breach of the safety regulations of safe construction, safe operation, completion test and post-completion test.

(2) Personnel of all parties shall comply with the instructions concerning the prohibition of passage, including the prohibition of access to the workplace and specific areas adjacent to the work site. Failure to comply with this agreement and cause injury, damage and loss shall be the responsibility of the party who fails to comply with the agreement.

(3) The contractor shall be responsible for safety of the site, including the same of its subcontractor and implement closed management on the site with the condition thereof. The corresponding safety technical measures should, according to characteristics of the project, be prepared in the document of construction organization design and the special safety construction organization design for the professional engineering parts, including the maintenance of safety, prevention of danger and fire, etc.

(4) The contractor (including the contractor's subcontractors, suppliers and their transport units) shall take preventive measures against damage to roads, bridges, underground facilities, etc., in and out of the site, unless otherwise stipulated in the particular condition. The contractor shall be liable for damage and delay of completion due to failure to take preventive measures as agreed.

(5) The contractor shall conduct safety operation training for its construction personnel, make clear the safety operation rules, take safety protection measures, set up safety warning signs and instructions, carry out safety inspection, and eliminate hidden dangers of accidents.

(6) The contractor shall, on the time of undertaking operations in the areas and sections of power equipment, transmission lines, underground pipelines, sealed-shockproof workshops, high-temperature, high-pressure, flammable, explosive, and works near the main traffic road nearby, take safety precautions against possible damage to the buildings, structures at site and adjacent thereon, and the special operating environments. The contractor shall, prior to the commencement of construction, submit to the owner or the supervisor a plan of safety precautions, and implemented after confirmation thereby.

(7) The contractor shall, for carrying out the works of blasting, radioactivity, electrification, toxicity and use of flammable, explosive, toxic and corrosive materials (including transportation, storage, custody), notify the owner and the supervisor in writing 10 days prior to the construction and submit the corresponding safety protection plan for implementation after approval.

(8) Inspection of safety protection. The contractor shall, prior to the commencement of the operation, notify the owner's representative and the supervisor to effect inspection on the safety measures scheme submitted by the contractor, and the installation of on-site safety facilities, safe passage, safety apparatus and firefighting apparatus, and checkup the potential hidden danger nearby, in addition to effect the correction thereof at its own expense as per the proposal of the owner and the supervisor. However, the proposal and suggestion of the owner and the supervisor does not mitigate or exempt the contractor from liability.

7.8.4 Management of on-site environmental protection

(1) The contractor shall, during site construction, take responsibility for the protection of, around the site, buildings, structures, cultural relics, ancient trees, famous trees, underground pipelines, cables, structures, cultural relics, fossils and graves and shall be responsible for the increased costs of damage, loss, compensation, etc., and delays in the completion date, which as a result of the contractor's failure to notify the owner thereof and, in the absence of further instructions from the owner.

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(2) The contractor shall take action and be responsible for the control and treatment of environmental pollution and hazards caused by dust, exhaust gas, wastewater, solid waste and noise at the site and shall be liable for the increased costs of injury, compensation, fines, and delays in the completion date consequent thereon or incidental thereto.

(3) The contractor should, timely or regularly, transport the waste from the construction site to the site designated by the owner or the relevant local authorities to prevent pollution to the surrounding environment and the impact on the operation. The contractor shall bear the additional expenses of penalty and compensation imposed by the local administrative authorities as a result of the violation of the above stipulations.

7.8.5 Accident treatment

(1) The contractor (including his subcontractor) should, in the event of death or injury occurred during the site operation, immediately take rescue measures and report to the owner and the rescue unit, and the owner is obliged to provide the necessary conditions for the rescue. The contractor shall maintain the site and take appropriate measures to prevent the spread of the accident.

(2) For heavy casualties, major damages of property, environmental pollution and other safety accidents, the contractor shall immediately report to the relevant authority in accordance with relevant regulations, and immediately notify the owner's representative and the supervisor. At the same time, effect treatment thereof according to the requirements of relevant government authority.

(3) Any dispute on accident’s liability between the parties hereto shall, as per the stipulation of article 16.3 [Dispute and Arbitration], be settled.

(4) The contractor shall undertake the responsibility for the damage to person and property due to its reason during the reasonable period of use and the guarantee period of the equipment.

(5) In the event of food poisoning and occupational health of employee incidents due to the contractor’s reason, the contractor shall assume the relevant responsibilities.

Article 8: Completion Test

The provisions of this article shall be abided by where completion test included the works hereof.

8.1 Obligation to complete test

8.1.1 Contactor’s obligations

(1) The contractor shall, prior to commencement of the project, complete the construction work of the corresponding construction operation and complete the inspection, testing, checking and experiment of the construction parts as stipulated herein prior to the completion of the test.

(2) The contractor shall, prior to the commencement of the completion test, submit the relevant quality inspection materials and completion materials to the owner in accordance with the stipulations of Article 7.6 [Concealed Works and Intermediate Acceptance].

(3) Where the contractor shall, in accordance with Article 10 [Post-completion Test], instruct the owner to conduct the post-completion test, the contractor shall complete the training of the operation and maintenance personnel as stipulated in article 5.4, and shall submit the manual of operation and maintenance as stipulated in article 5.2.2 prior to completion of the test.

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(4) Completion test plan. The contractor shall, 20 days before the completion conditions are satisfied, submit the completed test scheme to the owner. The owner shall make suggestions and comments on the scheme within 10 days, and the contractor shall amend the completed test scheme at his own expense according to the reasonable suggestions and opinions of the owner. Completion test scheme will, subsequent to confirmation of the owner, taken as an annex to the contract and be in implementation by the contractor. The number of copies and submission date of the completion test plan are stipulated in the particular condition. The plan covers:

1) The basis and principle for the preparation of the completed test plan;

2) Organizational setup and division of responsibilities;

3) The test procedure and test conditions for the completion of the project;

4) Test procedure and test conditions for single piece, single unit and linkage test;

5) Categories, performance standards, test and acceptance formats of equipment, materials and components for completion of test;

6) The quality and dosage requirements of water, electricity, power and other conditions;

7) Safety procedures, safety measures and protective devices;

8) Progress plan, measure plan, plans of manpower and tools for completion test;

(9) Others

(5) The contractor shall complete the completion test in accordance with the test conditions, test procedures, and the standards, regulations and data agreed upon in article 5.2.3 (3).

8.1.2 Owner’s obligations

Where an acceptance check team is needed to be organized by the owner, the owner must assist the contractor in organizing the acceptance check team and confirming the acceptance check result.

8.1.3 Leading group for completion of test. The leading group for the completion test shall be responsible for the leadership, organization and coordination of the completion test. The contractor provides the manpower, machinery and equipment necessary for completion of the test and is responsible for the completion thereof. The owner is responsible for organizing the acceptance check of the completion test.

8.2 Inspection and acceptance of completed test

8.2.1 The contractor shall make the inspection and acceptance in accordance with the standards, specifications, data as stipulated in article 5.2.3 (3) and the stipulation of article 8.1.1 (4.5) [Completion test plan].

The contractor shall, prior to commencement of the completion test pursuant to the stipulation of article 8.1.1, inspect the test conditions provided by all parties, if, the conditions are satisfied, the personnel of both parties shall sign and confirm thereon. The owner shall be responsible for the loss of holding up the work to the contractor due to the delay in the completion test conditions provided by the owner. If the completion date is delayed, the completion date will be postponed accordingly; where the contractor is unable to implement the completion test conditions on time and delay completion of the test progress, the contractor shall expedite the work as stated in article 4.1.2.

8.2.3 The contractor shall, 36 hours before the commencement of a completed test, give a notice to the owner and / or the supervisor, which shall include the items, contents, location and acceptance time of the test. The owner and / or the supervisor shall, within 24 hours of receipt of the notice, respond in writing. After the test has passed, parties hereto shall sign the test record and acceptance form.

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Where the owner and the supervisor shall not sign the test record and acceptance form 24 hours subsequent to the acceptance, which will deemed as the owner and the supervisor have approved the acceptance, and the contractor may perform the covered work and subsequent operations. If, no satisfaction for acceptance, the contractor shall make amendment thereof within the time specified by the owner and the supervisor, and notify the owner and the supervisor to effect the re-acceptance.

8.2.4 Where the owner and the supervisor are unable to participate in the test and acceptance on time, shall, within 24 hours subsequent to receipt of the notice, submit to the contractor in writing a request for extension, which shall not exceed 24 hours. If the owner fails to submit the deferred test at the above time and fails to participate in the test and acceptance, the contractor may, at its sole option, organize the test according to the contents of the notified test project, the result thereof shall be deemed to have been approved by the owner and the supervisor.

8.2.5 Whether or not the owner and the supervisor participate in completion test and acceptance, the owner has the right to order re-testing. Where the re-test is not qualified due to the contractor's reasons, the contractor shall bear the additional costs therefrom, and the completion date shall not be extended if the progress of the completion test is delayed; in case of qualification of re-test, the increased costs and / or extension of the completion date occurred by the contractor shall be treated as an amendment as per article 13 [Amendment and Adjustment of Contract Price].

8.2.6 Agreement on the date of acceptance of completed test

(1) Date and time of acceptance of a completed test. The date and time of passing completed test of that project shall be the same of acceptance of completed test;

(2) Date and time for the acceptance of the completion test of the project. The date and time of passing completed test of that project shall be the same of acceptance of project completion.

8.2.7 After devices and systems are installed and well debugged and the contractor has carried out the self-inspection, the contractor may submit a written application for acceptance with acceptance content, acceptance time and complete completion data if there are all conditions for acceptance, and the contractor shall be responsible for organizing debugging and operating units to participate the static system inspection and acceptance after the installation.

The contractor shall organize the quality inspection before grid incorporation and completion acceptance and trace to solve any quality problem if found. The supervisor shall participate in the quality inspection. The contractor shall submit the records and reports of quality inspection to the representative of the owner.

After the project is completed, the contractor shall organize technicians from the technology and quality departments, prepare, review and bind all construction records and files, and transfer them to the owner in time.

8.3 Safety and inspection of completion tests

The contractor should, in accordance with the stipulations of article 7.8[Occupational Health, Safety and Environmental Protection], and combined with characteristics of the completed test, such as electricity, water, ventilation, pressure test, leak test, blow sweep, rotation and so on, formulate the safety operation schemes including the safety procedures, safety regulations, fire prevention measures, accident reporting systems and accident handling schemes for completion tests, such as electrical shock, flammable and explosive, high temperature / high pressure, pressure tests, and operation of machinery and equipment, etc., and submit the schemes to the owner for confirmation. The contractor shall amend the scheme at his own expense pursuant to the reasonable suggestions, opinions and requirements of the owner, and shall effect implementation thereof after confirmation by the owner. The owner's confirmation does not relieve or mitigate the contractor of his contractual liability. The expenses of safety precautions and protective equipment for completion of the test which provided by the contractor have been included in the contract price.

8.3.2 The contractor shall conduct the safety training of the completion test for its personnel, and effect the explanation of the safety operation procedure, site environment, operating system and emergency treatment measures of the completion test.

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The owner and the supervisor shall, pursuant to the safety regulations, safety systems, safety measures, etc. in the approved safety plan for the completed test, be obliged to conduct safety education on the completion test for their personnel of management and maintenance, and provide, at its own expense, the protective facilities for the participators in supervision and inspection.

The owner and the supervisor shall have the right to supervise and inspect the contractor's work and implementation thereof as set out in the safety plan of completed test, and shall have the right to issue instruction of safety rectification. The contractor is obliged to carry out rectification and readjustment subject to the instruction, and bear the increased costs therefrom. Where the progress schedule for the completion of the test is delayed therefore, the contractor should, at its own expense, pursuant to the stipulation of article 4.1.2, expedite the work.

8.3.5 Parties hereto shall, subject to the decision of the completion test leading group stated in article 8.1.3, cooperate closely with the organization of the completion test, effect coordination and implementation to prevent personal injury and accidents.

The owner shall bear the corresponding liability, expenses and compensation for any accident due to its reason. The completion date may be extended accordingly when the schedule of the project completion test is delayed.

The contractor shall bear the corresponding liability, expenses and compensation for any accidents due to its reason and shall, as stipulated in article 4.1.2., expedite with the schedule of the project completion test at his own expense.

8.4 Delayed completion test

8.4.1 If an individual project lags behind the completion test schedule due to the contractor's reasons, the contractor shall, at its own expense, take measures to expedite work with the completion test schedule as stated in article 4.1.2.

8.4.2 Where the delay of completion of test due to the contractor's reasons bring about the delay of completion date of the project as stipulated herein, the contractor shall, under the stipulation of article 4.5 [Compensation for delay damage], be liable for the liability to pay compensation of delay damage.

8.4.3 Completion test organized by the owner. Provided that the contractor, without proper reason, fails to carry out a completion test according to the schedule of completion test which decided by the completion test leading group, and the completion test has not been carried out within 10 days subsequent to the receipt of the notice issued by the test lead group, the owner will have the right to organize the completion test and the risk and costs arising therefrom shall be born by the contractor.

8.4.4 If the owner fails to fulfill its obligations in accordance with the stipulation in article 8.1.2, the owner shall bear the reasonable expenses incurred by the contractor therefore, and the completion date shall be postponed accordingly if the schedule for completion of the test is delayed.

8.5 Retesting and acceptance

8.5.1 Where the contractor fails to pass the relevant completion test, may re-conduct the test as per stipulated in article 8.1.1 (5), and effect inspection and acceptance pursuant to the stipulation of article 8.2.

8.5.2 Whether or not the owner and the supervisor participate in the completion test and acceptance, if the contractor fails to pass the completion test, the owner shall have the right to notify the contractor to effect the completion test again in accordance with article 8.1.1 (5), and make the inspection and acceptance as per the provisions of article 8.2.

8.6 Failure to pass completion test

Where it fails to passing the completion test due to contractor’s reason, the completion test shall be allowed to be carried out again, however the maximum number of such tests shall be two times, if, the two tests fail to satisfy the acceptance condition, the relevant expenses, completion date and related items shall be dealt with in accordance with the following stipulations:

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(1) It fails to pass the completion test but has no material effect on the operation or use, the contractor shall repair it at its own expense. If it cannot be repaired, the owner shall have the right to deduct the corresponding payment in this part and shall be deemed to have passed.

(2) It fails to pass the completion test but has no material effect on the operation and use of the project, the contract price of the project may be effected with corresponding deduction by the owner, which be deemed to have passed;

(3) It fails to pass the completion test and has a material impact on the operation or use, the owner shall have the right to instruct the contractor to replace the relevant part thereof and to conduct the completion test. The contractor shall bear the additional costs incurred by the owner therefore and if the completion date is delayed, the contractor shall be liable for the delay damage.

(4) Provided that failure to pass the completion test results in loss of the functions of production and use of the project, the owner shall have the right to instruct the contractor to replace the relevant part for which the additional costs will be for the account of the contractor; if the completion date is delayed, liability for late damages shall be born by contractor. The increased expense occurred by the owner will be contractor’s liability of compensation as per 16.2.1 [Owner’s claim indemnity].

(5) Provided that failure to pass the completion test results in loss of the functions of production and use of the whole project, the owner has the right to instruct the contractor to redesign and replace the relevant part, and the contractor will bear the additional costs arising therefrom; if the completion date is delayed, the contractor shall be liable for the delay damage. The owner shall, as per the stipulation of article 16.2.1 [Owner’s claim] have the right to file a claim of compensation thereof against the contractor or terminate the contract as the stipulation of article 18.4.

8.7 Dispute over the results of the completed test

8.7.1 Solution by negotiation or consultation. Any dispute over the results of the completed test between the parties hereto shall, in the first place, be settled through negotiation or consultation.

8.7.2 Entrusting a testing institution. If the disputes over the completed test are still existing through consultation, the parties hereto shall jointly entrust a competent testing institution to carry out the testing.

(1) Where the responsible party is the contractor, the required cost of expert appraisal and the reasonable costs which increase the owner’s expense therefore shall be for account of the contractor and no extension of the completion date will be rendered to the contractor;

(2) Where the responsible party is the owner, the required expert appraisal costs and the reasonable costs which increase the contractor’s expense therefore shall be for account of the owner and corresponding extension of the completion date will be rendered to the contractor.

(3) In case that both parties hereto are responsible, the parties hereto shall share the cost according to the level of the responsibility, and negotiate the extension of the completion date according to the delay of the completion test plan. Any dispute on the share of expenses and extension of completion date can be solved as per 16.3 [Disputes and awards].

Article 9: Engineering receiving

9.1 Engineering receiving

9.1.1 Receive by the work. The receipt of the work shall, subject to the particular case and characteristics of the project, be stipulated in the particular condition.

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(1) Receive by the work.

The contractor shall, as per the stipulation of article 10, be responsible for directing the owner to conduct the post-completion tests and assume the responsibility of the test operation, and the time arrangement of receiving the work should be stipulated in the particular condition.

If the owner is responsible for the test after the completion of the project and the responsibility of trial operation assessment, the time arrangement of receiving the work shall be stipulated in the particular condition.

(2) For the work which without necessary completion test or post-completion test, the contractor may, subsequent to completion of the finishing work and the repair of the defects and complies with the acceptance standards stipulated in the contract, conduct the receipt and acceptance of the work.

9.1.2 Information submitted by the contractor at the time of acceptance of the project. In addition to the information already have submitted as agreed in article 8.1.1 (1) to (3), the type, content, number and time of submission of the acceptance materials for completion of the completion test shall be specified in the particular condition.

9.2 Acceptance certificate

9.2.1 The contractor shall, within 10 days subsequent to the completion of the project, submit an application for the acceptance certificate to the owner which shall organize the acceptance within 10 days upon receipt of the application, and shall issue a certificate of acceptance of the project.

The date of acceptance of the project shall be subject to the date agreed in Article 4.4.3 (1) for acceptance.

9.2.2 Finishing work and defect repair. The finishing work and defect repair which without material effect on the operation of the project shall not be taken as the reason for owner’s refusal of acceptance. A reasonable time which is determined between the owner and contractor for the contractor to complete the finishing work and defect repair is an attachment to the acceptance certificate.

9.3 Responsibility for receiving works

9.3.1 Security responsibility: The owner shall, as of the date of receipt of the project, assume its security responsibility.

9.3.2 Care responsibility: The owner shall, as of the date of receipt of the project, assume its care responsibility. However, the contractor shall be responsible for the quality assurance of the project as stipulated in the contract.

9.3.3 Insurance liability. Provided that the party for insurance during the period of construction is the contractor, the contractor shall be responsible for the insurance of the works and maintain the period of insurance until the date of acceptance of work, which is stipulated in article 9.2.1, and the owner shall, subsequent to that date, be responsible for the insurance for works.

9.4 Failure to receive the project

9.4.1 Refusal of receiving the project. Where the owner fails, within 15 days of receipt of an application for a certificate from the contractor for the project, organize the acceptance, the applications for receiving certificates for the project shall deemed as have been confirmed by the owner. The owner shall, as of the 16th day as per the stipulation of Article 9.3, be liable to assume related responsibilities.

9.4.2 Failure to receive the project under the agreement: The owner shall have the right to refuse to accept the project for contractor’s failure of submission of an application for the project, or failure of satisfaction of the acceptance conditions for the project.

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If the owner fails to abide by the provisions of this article and uses or orders the acceptance of the project which does not meet the acceptance conditions, shall bear the relevant responsibilities as stipulated in article 9.3 [Acceptance of work], in addition to the liability of loss, damage and compensation for the operation, use, etc. of the project that has been used or forcibly received.

Article 10: Post-completion Test

The work hereof which comprises post-completion test should be applicable to the provisions of this article.

10.1 Rights and obligations

10.1.1 Owner’s obligations

(1) The owner has the right to review and approve the plan of post-completion test which prepared by the contractor as stated the stipulation of Article 10.1.2 (2), however, the owner’s approval does not mitigate or exempt the contractor from contractual liability.

(2) The joint coordinating leading group for post-completion tests shall be set up by the owner, under the leadership of the owner and the guidance of the contractor, and shall, according to the scheme of approved post-completion test, divide and organize the completion of all preparatory work for the post-completion test, pilot run and assess after completion. The establishment and division of responsibilities of the joint coordinating leading agency shall be an integral part hereof.

(3) The owner shall, for the recommendation made by the contractor as per the stipulation of article 10.1.2 (4), have the right to give notice of acceptance or not. If the owner fails to accept the contractor’s above recommendation, the contractor is obliged to continue to comply with the original organizational arrangements, commands and notices.

(4) The organizational arrangements, instructions and notices issued by the owner to the contractor during the test phase after completion shall be delivered in writing to the contractor's project manager who shall sign the receiving date, time and signature on the receipt.

(5) The owner shall have the right to issue emergency instructions to the contractor orally or in writing in case of emergency, and the contractor shall execute the same immediately. If the contractor fails to comply with the owner’s orders, the contractor shall be liable for the accident, personal injury and engineering damage therefore. The owner shall, within 12 hours after giving the oral instruction, submit the oral instruction in writing to the contractor’s project manager.

(6) Other obligations and work of the owner at the test stage subsequent to completion shall be stipulated in the particular condition.

10.1.2 Contractor’s rights and obligations

(1) The contractor shall, under the unified arrangement of the joint coordinating leading group, dispatch the personnel with corresponding qualifications and experience to guide the post-completion test. The contractor’s project manager or director must obtain prior approval from the owner before leaving the site during the test period after completion.

(2) The contractor shall, in accordance with the contract agreement and the characteristics of the post-completion test, assist the owner in the preparation of the post-completion test plan and in the completion of the completion test prior to the commencement of the completion test. The test plan after completion shall include operation test procedure, resource condition, test condition, operation regulation, safety regulation, accident handling procedure and progress schedule of work, individual project and its related parts. The schedule the post-completion test shall be carried out after examination and approval by the owner. The copies number and time of the test plan after completion is stipulated in the particular condition.

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(3) The contractor shall be liable for any accident, personal injury or engineering damage due to its failure to execute the owner’s arrangements, instructions and notices.

(4) The contractor is obliged to offer a proposal with the explanation thereof to the owner’s organization, direction and notice.

(5) The owner shall, in case of emergency, have the right to instruct the contractor orally to carry out the manipulation, work and operation, which shall be carried out immediately by the contractor which shall keep a record of the instruction and the implementation thereof. And the owner shall, within 12 hours, submit the said oral instructions to the contractor in writing.

Where the owner fails, within 12 hours, to submit the oral instruction in written form to the contractor, the contractor and its project manager shall, within 24 hours after receiving the oral instruction, have the right to send the oral instruction to the owner in written form. The owner shall effect its signature with the date and time thereon for confirmation thereof. Where the owner fails to sign and confirm the receipt within 24 hours, which deemed to have been confirmed by the owner.

(6) Responsibility for defects in operation and maintenance manual. The contractor shall bear the responsibility for the accident, personal injury and engineering damage due to the defects in the Operation and Maintenance Manual compiled by the contractor; the owner shall be responsible for the accident, personal injury and engineering damage and the contractor’s added expense due to the Operation and Maintenance Manual provided by owner (including its patentee) which cause the defects of the contractor’s Operation and Maintenance Manual.

(7) Other obligations and work of the contractor in the test phase after completion of the project shall be stipulated in the particular condition in accordance with the contract and industry regulations.

10.2 Post-completion test procedure

10.2.1 The owner shall, under the post-completion test plan approved by the joint coordinating leading group, organize and arrange its management personnel, operation and maintenance staff and other preparations.

10.2.2 The contractor shall, under the post-completion test plan approved by the joint coordinating leading group, provide all electricity, water, fuel, power, raw materials, auxiliary materials, consumable materials and other test conditions, and provide such other temporary auxiliary equipment, facilities, tools and appliances as may be required for the post-completion test and other preparations to be performed by the contractor.

10.2.3 The contractor shall organize the post-completion test pursuant to the approved post-completion test plan and test procedures and test conditions of any part of an individual project, between individual projects, and the test procedure and test condition of post- completion.

10.2.4 The joint coordination leading group organize the comprehensive inspection and implementation of the conditions of resources, test, safety facilities, fire protection facilities, emergency treatment facilities and related measures, which being the requirements for test after completion of work, individual works and any part of the project, ensure the completeness and sufficiency of the recording instrument and special record form.

10.2.5 Notice of the date of test after completion. The owner shall, within 15 days after the date of acceptance of the individual works and of the acceptance of the work, notify the contractor the date of commencement of the test after completion unless otherwise agreed upon in the particular condition.

10.3 Assessment on test after completion and pilot run

10.3.1 The test will, as per the test procedure, test condition and operation procedure of the approved test plan after completion, be carried out and achieve the function as stated herein of production and use functions of the works and individual projects.

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10.3.2 The operator of the owner and the director of the contractor shall fill in the data, conditions, circumstances, time, name and other contents of the agreement on the record of test conditions, test records and forms on the same post during the test process after completion.

10.3.3 Trial operation assessment

(1) Where the contractor shall, pursuant to the stipulation of article 5.1.1, provide the production technology and architectural design plan, the contractor shall ensure that the project, during the testing period, achieve the assessment guarantee value and use function stipulated in article 5.1.1 in particular condition.

(2) Where the owner shall, pursuant to the stipulation of article 5.1.2, provide the production process technology and architectural design plan, the contractor shall ensure within the assessing period of the trial operation, reach the guaranteed value and use function of the relevant parts of the project to be undertaken by the contractor as stated the stipulation of article 5.1.2 in the particular condition.

(3) The time period of trial operation assessment shall be stipulated by the parties hereto in particular condition according to the regulations of relevant industries.

(4) The parties hereto shall, subsequent to pass of trial operation assessment or use function, effect joint preparation of the examination results of test after completion and its trial operation in addition to compile a evaluation report which, as part of this contract, in duplicate with signatures and seals of the parties hereto. The owner shall issue certificate of examination and acceptance as stated the stipulation of article 10.7.

10.3.4 Ownership of product and service income. Any product income and service income during the test after the completion and trial operation assessment of individual works and the work shall be owned by the owner.

10.3.5 One of the indexes for trial operation examination is the true termination of the trial operation when the power generated reached the value in the agreement after a period of trial operation. The contractor shall bear the liability for all device defect eliminating and rectifying during the trial operation period.

10.4 Delay in testing after completion

10.4.1 In case of delay in post-completion test due to contractor’s reasons, the contractor shall take measures to organize and cooperate with the owner to commence and pass the post-completion test as soon as practicable. Where delay results in an increase in the costs of the contractor, the owner shall have the right to file a claim against the contractor in accordance with the stipulation in article 16.2.1.

10.4.2 During the period of trial operation and assessment, as per the stipulation of Article 10.3.3 [Trial operation assessment], if, the assessment is interrupted or stopped due to the reasons of the owner, and the cumulative number of days of interruption or cessation dates exceed the period of the test run specified in 10.3.3 (3) [Time period for trial operation assessment], the trial operation assessment shall be recommenced within 10 days subsequent to the interruption or stop, beyond which the project will be deemed as have passed the test run examination.

10.5 Recommencement of post-completion test

10.5.1 Failure of passing the test after completion of the work, any part of the individual project or any part of the project due to the contractor’s reason, in accordance with the stipulation in article 5.1.1 or 5.1.2 and the particular conditions hereof, the contractor shall repair the defects at its own expense, and re-organization of the test by the owner subject to the procedure and condition of test which stipulated in article 10.2.3.

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10.5.2 Provided that the re-test which effected by the contractor as per article 10.5.1 still fail to pass the test, the contractor shall, at its own expense, continue to repair the defects and, as per the test procedures and test conditions stipulated in 10.2.3, conduct the test against.

10.5.3 If the recommencement of the post-completion test increase additional costs to the owner due to the reason of contractor, the owner have the right to make a claim against the contractor therefor pursuant to the stipulation of article 16.2.1.

10.6 Fail to pass the assessment.

Where the project fail to pass the assessment due to the contractor’s reasons, provided that still have the function of production and use, shall be treated according to the following agreement:

(1) Compensation for failure to pass trial run check

1) The production technology or architectural design provided by the contractor fails to pass the test run.

Where the scheme of production technology and architectural design provided by the contractor fail to pass the test run assessment, the contractor shall, pursuant to the assessment guarantee value of engineering and single project trial operation and specification for the use of functional guarantee for the project as stated in the stipulation of article 5.1.1, effect payment of the corresponding amount of compensation to the owner, after which, the contractor shall be deemed to have passed the trial operation assessment.

2) The production technology or architectural design plan provided by the owner fails to pass the trial run assessment.

Where the scheme of production technology and architectural design provided by the owner fail to pass the test run assessment, the contractor shall, pursuant to the assessment guarantee value of project trial operation and specification for the use of functional guarantee for the work and individual project as stated in the stipulation of article 5.1.2., effect payment of the corresponding amount of compensation to the owner, after which, the contractor shall be deemed to have passed the trial operation assessment.

(2) If the contractor proposes an investigation adjustment and amendment, at its own expense, for the project which fails to pass the test of trial operation, which accepted by the owner, the parties hereto may agree on the time limited for the corresponding investigation, amendment and test. The owner shall provide convenience therefor and may, prior to passing the examination, withhold compensation as agreed in article 10.6 (1).

(3) Where the owner accepts the agreement in paragraph (2) of this article, however the owner fails to make convenience available to the contractor within the agreed time limit, which cause the contractor unable to carry out investigation, adjustment and amendment within the agreed period, the assessment of the trial operation shall be deemed to have been passed.

10.7 Post-completion test and certificate of check and acceptance

10.7.1 The issuances of certificate of test after completion and assessment according to the project will be stipulated in the particular condition.

The owner shall, in accordance with articles 10.3, 10.4, 10.5.1, 10.5.2 and 10.6, issue certificate of test after completion and assessment as per the stipulation of article 10.7.1 for the work or individual project which having passed or deemed to have passed the test after completion and assessment. The date and time of passing the trial run assessment as stated in the certificate is the date and time which assessment is actually completed or deemed to have passed the trial run assessment.

10.8 Lost value of production and use

If the work or individual project fails to pass the post-completion test due to the contractor's reasons, and the entire project loses its production value or use value, the owner shall have the right to file a claim for failure to perform, and shall put a penalty of withholding performance bond.

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Article 11: Quality Warranty Liability

11.1 Warranty of quality liability

11.1.1 Warranty of quality liability. Signature of warranty of quality liability as per the relevant law is one of the conditions of completion acceptance. The parties hereto shall sign the warranty of quality liability as Appendix 3 hereof in accordance with the contents, scope, duration and liability of the warranty as prescribed by law. The date of acceptance of the project is the date of the commencement of the contractor's warranty liability.

11.1.2 Provided that the contractor fails to submit the quality liability warranty, and does not sign the quality liability warranty without proper reason with the owner, the owner may not effect the completion settlement therewith, and shall not bear the corresponding interest on the outstanding settlement amount for the completion of the project, even if the contract has agreed to payment of the postpone interest.

Where the contractor has submitted the quality liability warranty, and requested to sign thereon, however due to the owner’s reason, fail to do so, and the owner shall bear the interest deferred with the amount of completion settlement from 11th day upon receipt of the quality liability warranty.

11.2 Warranty premium on quality liability

11.2.1 Warranty premium on quality liability. The warranty premium on quality liability is stipulated in the particular condition.

11.2.2 Suspense of warranty premium on quality liability. The suspense of warranty premium on quality liability is stipulated in the particular condition. 11.2.3 Payment of warranty premium on quality liability. The owner shall, as per the stipulation of Article 14.5.2 [Warranty for quality], effect the payment of warranty premium on defects liability which temporarily detained.

Article 12: Completion Acceptance

12.1 Completion acceptance report and complete completion materials

12.1.1 Provided that the works are in accordance with the relevant agreement for the acceptance of the works in article 9.1, and the owner has issued the certificate of acceptance of the test and assessment after completion as stipulated in article 10.7, in addition, the contractor has completed the finishing works and defect repair as stipulated in article 9.2.2, the contractor shall, subsequent to acceptance of the owner or supervisor, submit the completion acceptance report and a full set of completion materials to the owner as stated in article 8.1.1 (1), (2), (3), article 8.2 [Inspection and Acceptance of Completion Test ] and article 10.3.3 (4) [Test after completion and the result of test operation]. The form, content and copies number of completion acceptance report and complete completion materials are stipulated in particular condition.

12.1.2 The owner shall, within 25 days after receipt of the completion acceptance report and full completion materials, make an amendment or confirmation thereof, and the contractor shall revises the completion acceptance report and the completion materials at its own expense as per the owner's opinion. If the owner fails to make any the opinion of amendment within 25 days, the completed data and the completion acceptance report shall be deemed to have been confirmed.

12.1.3 The work of phased construction, phased production or phased use is handled in accordance with the provisions of articles 12.1.1 and 12.1.2.

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12.2 Completion acceptance

12.2.1 The owner shall, upon receiving the completion acceptance report and complete completion data and after being confirmed in accordance with the stipulation of article 12.1.2, organize the completion acceptance, and the contractor shall prepare for the completion acceptance within 20 days at the own expenses.

12.2.2 The contractor shall, at its own expense as per the owner’s opinion, amend the completion acceptance report or completion materials within 15 days after acceptance.

12.2.3 The completion acceptance of the contract project which is, by stages, completed, constructed, commissioned or used, shall be organized by stages according to the stipulations of articles 12.1.3 and12.2.1.

Article 13: Amendment and contract price adjustments

13.1 Right of amendment

13.1.1 Right of amendment. The owner has the authority and power to approve the amendment. The owner shall, at any time from the commencement of the contract to the completion and acceptance of the project, have the right to issue amendment order. The amendment order is issued in writing.

13.1.2 Amendment. A written amending order approved and issued by the owner is an amendment, including the amend order issued directly by the owner or the same issued by the supervisor with the approval of the owner.

The contractor shall amend, adjust and perfect at its own expense the defects of the design, purchase, construction, completion test and post-completion test, which do not fall within the scope of amendment.

13.1.3 Suggestion right of amendment. The contractor shall be obliged at any time to submit to the owner proposals for amendment in writing, including shortening work period, reducing the owner’s cost of work, construction, maintenance and operation in addition to bring about long-term benefits and other benefits to the owner by the ways of improving the efficiency or value of the completed works. The owner shall, upon receipt of such proposals, give written notice on not to be adopted, accept or supplement further information.

13.2 Scope of amendment

13.2.1 Scope of design amendment

(1) The adjustment of the production process, however without expansion or reduction of the production route and scale which approved by the preliminary design, or no expansion or reduction of the production route and scale as stipulated in the contract;

(2) The adjustment of plane layout, vertical layout and local use function has not expanded the building scale approved by preliminary design, and not change the use function approved by preliminary design; or not expand the scale of construction agreed hereof and not change the use of contractual functions;

(3) Adjustment of the technical process and use function of the supporting engineering system;

(4) Adjustment of benchmark control points, datum elevations and datum lines in the region;

(5) Adjustment of the performance, specifications and quantities of equipment, materials and components;

(6) Other design items beyond the contract;

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(7) Additional works required for the above amendments.

13.2.2 Scope of amendment in procurement

(1) The contractor has, pursuant to the procedures stipulated in the contract, signed a procurement contract with the relevant supplier or has commenced processing, manufacturing, supply, transportation, etc., however the owner informs the contractor to choose another supplier;

(2) The owner requires amending the location of check, inspections, gauging and experiment, and additional tests;

(3) The owner requests to increase or decrease the purchase quantity of spare parts, special tools, and test materials after completion.

13.2.3 Scope of construction amendment

(1) Amendment in design as per the stipulation of article13.2.1, resulting in the changes of construction methods, additions and decreases in equipment, materials, components, manpower and quantities of work;

(2) The additional test and the changed test place, which required by the owner;

(3) The work of new added construction obstacles in addition to the stipulations of article 5.2.1 (1) and (2).

(4) The owner notifies to conduct rerunning the completion test for the project that has been or is deemed to be acceptable for the completion test.

(5) Additional works required for the above amendments.

13.2.4 The owner's instruction for acceleration. The contractor has received written instruction from the owner to expedite the progress of the design, construction or any other part of the project in such manner as the owner deems necessary, the contractor shall adjust the schedule of the project in the expectation of implement the instruction, and to estimate the additional measures and resources as an amendment for approval of the owner. If, the owner fails to approve the amendment, the contractor shall have the right to carry out the schedule of the relevant stage as stipulated in the contract.

Where the actual progress is obviously behind the project schedule approved above due to the contractor's reasons, the contractor shall effect acceleration thereof at its own expense in accordance with the stipulation of article 4.1.2; in case of delay in completion date, shall assume the compensation of delay damage as stipulation of article 4.5.

13.2.5 Adjustment and subtraction of some projects. Provided that the owner's suspension exceeds 45 days and the contractor is unable to resume work by its request or is unable to continue work due to the continuation of force majeure, the parties hereto may, by means of variation or amendment, as per the stipulation hereof, adjust and reduce some of the works which affected by the suspension.

13.2.6 Other modifications. Other amendments may, as per the specific characteristics thereof, be agreed in the particular condition.

13.3 Procedures of modification

13.3.1 Amendment notice. The owner's amendment shall be pre-notified in writing to avoid any adverse effect on the project function or use function.

13.3.2 Recommended report of notice of amendment. The contractor shall, within 10 days upon receiving notice of the amendment of the owner, be obliged to submit a written proposal report to the owner, including:

(1) Provided that the contractor accepts the amendment in the notice of amendment submitted by the owner, the proposal report shall include the reasons for the amendment, the work contents, equipment, materials, manpower, machines, tools, turnover material, consumable materials and other resources. Where this amendment results in an extension of the completion date, the reasons therefor shall be provided in the report and a progress plan for the amendment shall be submitted.

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If, the contractor's failure to submit an estimate of the additional cost and the extension of the completion date, the amendment shall be deemed not to involve the adjustment of the contract price and the extension of the completion date, and the owner shall not bear any responsibility for the cost of the amendment and the extension of the completion date.

(2) Where the contractor does not accept the amendment in the owner's amendment notice, the recommendation report should include reasons for not supporting the amendment, which including:

1) The amendment violates the stipulations of laws, regulations and other relevant provisions;

2) The special equipment, materials and components required for the amendment which are difficult to obtain by the contractor;

3) Amendment will reduce the functions of safety, stability, and applicability of the work;

4) To the production performance assurance value, the use function guarantee realization has the adverse influence and so on.

13.3.3 Owner's examination and approval. The owner shall review and exam the proposal within 10 days of receipt of the contractor's written proposal under the stipulation of article 13.3.2, and shall give written notice of approval, withdrawal, change and further request. The contractor cannot stop or delay any work while waiting for the contractor to reply.

(1) The owner shall, upon receipt of the proposal report from the contractor pursuant to the stipulation in article13.3.2 (1), issue amendment order in writing for its reasons, estimates, and extension of the completion date upon review and approval.

Provided that the owner fails to confirm or raise objection on the contractor's estimate of the amendment or (and) the extension of the completion date in the amendment order issued by the owner, the contractor’s estimate of the amendment and the extension of the completion date shall, as of the 11th day after the owner receives the written proposal report, be deemed have been approved by the owner.

(2) The owner shall, after reviewing the reasons for not accepting the amendment submitted by the contractor under the stipulation of article 13.3.2（2）and issue a written notice of continuation, change and further additional information thereof, which shall be enforced by the contractor.

13.3.4 Where the contractor submits an amendment proposal in accordance with article 13.1.3, the amendment procedure shall be handled pursuant to this amendment procedure.

13.4 Emergency amendment procedure

13.4.1 The owner shall have the right to issue an urgent amendment order, either in writing or orally, requiring the contractor to execute immediately. The contractor shall execute such instructions forthwith upon receipt thereof.

13.4.2 The contractor shall, within 10 days upon the completion of the emergency amendment order, submit to the owner the work contents, resource consumption and estimate for the implementation thereof. In case of a delay in the critical path of the project due to the implementation of this amendment, a request for an extension of the completion date may be made, however, the reasons shall be given and a schedule for the amendment shall be submitted.

If, the contractor's failure to submit an estimate of actual consumption within 10 days upon the completion of the amendment and / or written information extending the completion date shall be deemed not to involve the adjustment of the contract price or the extension of the completion date. None of responsibility for amendment thereof will be for the owner.

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13.4.3 The owner shall, within 25 days upon receipt of the written information submitted by the contractor pursuant to article 13.4.2, notify the contractor, in written form, of a reasonable estimate approved and a reasonable extension of the completion date.

If, within 5 days upon receipt of the contractor 's written report, the owner fails to approve the contractor's estimate and or the extension of the completion date and does not state the reasons, shall, from the 5th day after the receipt of the report, be deemed to be approved thereof by the owner.

13.5 Determination of amendment price

The amendment price shall be determined according to the unit price of corresponding labor, machinery and equipment, (including the fees), which already in the contract; according to the price similar to the amendment project; according to a negotiated price; any according to any other method. It is stipulated in the particular condition.

13.6 Benefit-sharing of proposed amendment

Provided that the amendment proposal, with approval of the owner, submitted by the contractor as per article 13.1.3 reduce the investment in the project, shorten the duration of the project, and enable the owner obtains long-term operating benefits or other benefits, the parties hereto may share the benefits in accordance with the agreement of the particular condition, if necessary, may sign a supplementary agreement on benefit-sharing as an attachment hereto.

13.7 Contract price adjustment

The contractor shall, within 30 days after the following events occurrence, notify the owner or the supervisor in writing of the reasons for the adjustment of the contract price and the amount of the adjustment. The reasonable amount confirmed by the owner shall be used as the adjusted amount of the contract price, which shall be paid or deducted at the time of paying the current progress. Contract price adjustments include the followings:

(1) Subsequent to signature of contract, additions and subtractions of the contract price due to changes in laws, state policies and industry regulations to be observed;

(2) The owner shall, pursuant to articles 13.3 to 13.5 [Amendment procedure], approve the additions and subtractions in the estimate of the amendment.

(3) Adjustments to other additions and subtractions of sum as agreed in this contract. The owner shall not be liable to adjust the price of the contract for the additions and subtractions which not agreed herein, unless otherwise stipulated in the applicable law.

(4) The adjustment of the contract price does not include the amendment hereof.

13.8 Dispute over contract price adjustment

If, the parties, through negotiation, fail to reach an agreement on the cost of amendment of the project, adjustment of contract price or extension of completion date, shall be settled under article 16.3 [Dispute and award]

Article 14: Total price and payment

14.1: Total price and payment

14.1.1 Total contract price. The contract shall be a lump-sum contract, and shall not be adjusted except in accordance with the amendment in Article 13 and the adjustment of the contract price, as well as with the other provisions hereof relating to the additions and subtractions of the amount.

14.1.2 Payment

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(1) The currency of the contract price is Renminbi (CNY), which is paid to the contractor in China by the owner.

(2) The owner shall pay the contract price to the contractor pursuant to the categories of amount payable and the time of payment as agreed in the contract.

14.2 Guarantee

14.2.1 Performance bond. Where the contractor shall submits the performance bond to the owner under the contract, the form, amount and time of the performance bond shall be stipulated in the particular condition.

If the contractor fails to pay back the balance to the owner in completion settlement as per Article 14.11.3, the owner will have right to deduct the balance from the performance bond submitted by the contractor as per Article 14.2.1.

When the performance bond is not enough for the balance, the contractor shall, from the 31st day after the final completion settlement data is submitted, pay the balance and interest as per the same loan interest of the Bank of China. If the contractor sill fails to pay within 60 days after the final completion settlement data is submitted, the owner will have right to solve according to Article 16.3 [Disputes and awards].

(2) If no performance bond is stipulated in the contract, the contractor shall, from the 31st day after the final completion settlement data is submitted, pay the owner the balance and interest as per the similar loan interest of the Bank of China in the same period. If the contractor sill fails to pay within 20 days after the final completion settlement data is submitted, the owner will have right to solve according to Article 16.3 [Disputes and awards].

14.3 Advance payment

14.3.1 Amount of advance payment. The owner agrees to take a certain percentage of the contract price as the advance amount, which is specified in the particular condition.

14.3.2 Advance payment. The advance payment amount stipulated in Article 14.3.1 will be paid by the owner to the contractor within 30 days after the contract becomes effective.

14.4 Progress payment

14.4.1 Progress payment. The progress payment includes design progress payment, purchase progress payment, construction progress payment, completion test progress payment, post-completion service fee and project contracting management fee, etc, and the method, condition and time, etc. of progress payment are stipulated in the particular condition.

14.4.2 According to the specific conditions of the project, other progress payments payable are stipulated in the particular condition.

14.5 Withhold and payment of quality liability warranty.

14.5.1 Temporary deduction for quality warranty. The owner may, pursuant to the stipulations of article 11.2.1[amount of quality liability warranty] and 11.2.2 [Withhold of quality liability warranty], make temporary deduction the amount of defect liability warranty.

14.5.2 Payment of warranty premium on quality liability

(1) If the contractor fails to comply with the owner's notice to repair the defect during the liability period, or entrusts the owner with the repair of the defect, the cost of repairing the defect shall be deducted from the balance of the defect liability warranty. The owner shall, within 5 days one year later after the acceptance certificate is issued, pay the remaining balance of the quality liability warranty to the contractor.

(2) If the contractor fails to repair the defect at its own expense or entrusts the owner with the repair of the defect, the cost of repairing the defect shall be deducted from the guarantee. The form, amount and time of submission of the guarantee are agreed upon in the particular condition.

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14.6 Application for payment according to payment schedule

14.6.1 Application for payment according to payment schedule. Where the payment is effected as the payment schedule, the contractor shall, on the basis of the contract price agreed upon in the contract agreement, submit the application report for current term’s payment to the owner or supervisor, which subject to the terms number of payment periods specified in the particular condition, the main image progress planned for each term or the amount of major planned works completed (including design, procurement, construction, completion, test and meeting the conditions for grid incorporating), and the amount of payment per installment, and the format, content, number of copies and time of submission agreed upon in accordance with the particular condition.

The amounts of payment application report each term include:

(1) The amount of the application for payment as per the plan for the current term as stipulated in the particular condition;

(2) The increase or decrease amount agreed as stipulated in article 13.7 [Contract price adjustment];

(3) Payment and deductions amount agreed as stipulated in article 14.3 [Advance payment];

(4) Suspense and payment of amount agreed as stipulated in article 14.5 [Quality liability warranty];

(5) Increase or decrease amount as per article 16.2 [Claim result];

(6) Amount added or subtracted in accordance with the supplemental agreement hereunder.

14.6.2 At the time on which the owner effect payment according to the payment schedule, if the contractor's actual work and actual progress is behind the target task, the owner shall have the right to consult with the contractor to reduce the amount of the current payment in addition to the right to make adjustment of the payment schedule. The contractor's subsequent payment application and the owner's payment shall be effected based on the adjusted payment schedule.

14.7 Payment condition and time arrangement

14.7.1 Payment conditions. Where the parties hereto stipulate that the contractor shall submit the performance bond, the delivery of the performance bond shall be the precondition for the owner to pay the various amounts.

14.7.2 The payment of the advance payment of the work shall be executed in accordance with the stipulation of article 14.3.2 [Payment of advance].

14.7.3 Progress payment

(1) Application and payment for monthly project progress. Where applying for payment and effecting payment pursuant to article 14.5.1 on monthly project progress, the owner shall, within 30 days from the date of receiving the monthly payment application report submitted by the contractor under article 14.5.1, exam and pay thereof.

(2) Application and payment according to the payment schedule. Where applying for payment and effecting payment pursuant to article 14.6.1 on the payment schedule, the owner shall, within 30 days from the date of receiving the monthly payment application report submitted by the contractor under article 14.6.1, exam and pay thereof.

14.8 Delay in payment

14.8.1 Provided the payment of the progress to the contractor fails due to the owner’s reason at the time specified, the owner shall, from on the 5th day, pay interest on deferred payment amount to the contractor at the rate of 10% above the same loan issued by the People's Bank of China for the same period as the amount of liquidated damages for deferred payment, and the contract schedule will be postponed accordingly.

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14.8.2 Where the owner delays payment for more than 15 days, the contractor shall have the right to give notice of demand for payment. If, the owner is unable to pay after receiving the notice, the contractor may suspend part of work, which shall be deemed as a suspension caused by the owner, and performance as the stipulation of Article 4.6.1 [Owner’s suspension].

14.8.3 If the owner delays payment for more than 30 days and affect the implementation of the project, the owner shall pay the interest of delayed payment at the rate of the same loan issued by the bank as the penalty for breach of contract till the day when the payment is actually executed.

14.9 Tax and customs duties

14.9.1 All taxes and customs duties arising project payments, devices, facilities, materials, device parts, etc in this contract are paid by the contractor.

14.9.2 Where one of the parties hereto is entitled to enjoy reduction and exemption of value-added tax on import and customs duties for the import of engineering equipment, materials, equipment accessories, the other party shall be obliged to assist and cooperate in handling the procedures for tax reduction and exemption.

14.10 Payment of claim’s amount

14.10.1 Claim’s amount due to the owner, as determined by negotiation or conciliation, or by an arbitration award, or by a court judgment, may be deducted by the owner from the progress of the month of works or the current payment schedule payable to the contractor. The contractor shall pay separately if the progress of each period of work paid to the owner is insufficient to offset the claim’s amount of the owner. In the event that the performance bond is insufficient to offset, the contractor shall pay the claim separately or for a period of time agreed upon by mutual agreement.

14.10.2 For claim’s amount due to contractors determined through consultation or conciliation, or awarded by arbitration, or decided by the court, the contractor may, list separately the claim amount in the application of the monthly progress payment or the current payment schedule. The contractor shall pay the claim amount in the current payment. If the owner fails to pay the claim, the contractor is entitled to offset the payment guarantee submitted by the owner. In the absence of an agreement to pay the guarantee, the owner shall pay the claim separately.

14.11 Completion settlement

14.11.1 Submission of completion settlement materials. The contractor shall, within 10 days upon confirmation by the owner of the completion acceptance report and the full set of completion documents under the stipulation of article 12.1, submit the completion settlement report and the full set of completion settlement data to the owner.

14.11.2 Final completion settlement data. The owner shall examine and propose amendments within10 days after receiving the completed settlement report and the full set of complete settlement information submitted by the contractor, the contractor shall, subsequent to the unanimous by the parties hereto on the completed settlement report and the full set of complete settlement information, make the amendment at its own expense and submit the final completion settlement report and final settlement information. If the settlement information submitted by the contractor is not complete and the completion settlement and further payment are delayed, the liability will be taken by the contractor.

14.11.3 Full payment of completion fund. The owner shall effect full payment of the completed fund within 10 days of receipt of the final completion settlement information provided by the contractor in accordance with Article 14.11.2.

14.11.4 Failure to reply to completion settlement report. Provided that the owner fails to propose any amendment or reply within 15 days of receipt of the completion settlement report and the full set of complete completion data provided by the contractor in accordance with article 14.11.1, shall be deemed to have approved the completion settlement information as the final completion settlement information. Therefore the contractor shall effect the payment of the completed settlement under article 14.11.3.

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14.11.5 Failure by owner of full payment of the completed settlement

Provided that the owner fails to pay the balance of the completed settlement due to the contractor, execute as per Article 14.8.

14.11.6 Failure to submit completed settlement report and full set of settlement information on time. Where the contractor fails, within 15 days upon approval by the owner of the acceptance report of the completion of the project, to submit the completion settlement report and full set of settlement information to the owner, therefore the project completion settlement cannot be effected normally, or the payment of completion settlement cannot be settled on time, if, the owner requests the contractor to deliver the project, the contractor shall do so; where the owner does not require the delivery of the works, the contractor shall bear the expense and responsibilities of custody, maintenance and maintenance, keeping fit any part of the individual project and work, however which shall be exclusive of the any part of individual project and work which have been used and received by the owner in accordance with the stipulation of article 9 [Receipt of work].

14.11.7 Dispute over settlement of completion. In the event of dispute over the settlement price for the completion of the project within 30 days after the owner receives the completed settlement report and the complete settlement information submitted by the contractor, the parties hereto shall jointly entrust a consulting unit with the corresponding qualification grade to examine and verify the completion settlement and pay the amount of the completed settlement according to the results of the audit. The period of examination / verification shall be agreed upon by the parties hereto and the project cost audit unit. The dispute over the results of examination / verification will be settled under article 16.3 [Disputes and awards].

Article 15: Insurance

15.1 Contractor’s insurance

15.1.1 As per the type of insurance which stipulated in laws and the particular condition, the insurance premium of the type of insurance effected by the contractor is included in the contract price. The types, scope, amount, insurance period and validity duration of the insurance effected by the contractor are stipulated in the particular condition.

(1) Where the applicable law and the particular condition stipulate that the contractor shall be responsible for the insurance, the contractor shall effect the insurance according to the needs of the implementation stage of the project;

(2) During the execution of the contract, if, the new applicable law provides for compulsory insurance effected by the contractor, the contract price may be adjusted as per the stipulation of Article 13 [Amendment and adjustment of contract price].

15.1.2 Where a policy provides insurance for a joint insured, the insurance indemnity shall be applied to each joint insured. The contractor shall, on behalf of his or her insured, ensure that the insured abide by the terms and conditions stipulated in the policy and the amount of compensation.

15.1.3 The insurance indemnity received by the contractor from the insurer shall be used for the repair, purchase, reconstruction and compensation of loss, damage, injury as stipulated in the policy.

15.1.4 The contractor shall, within the insured items and the validity duration, provide the contractor with a copy of the insurance policy, a counterpart of the premium payment document and invoice of the effectiveness of the policy.

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15.2 All risks and third party liability risks

For all risks of construction works, all risks of installation works and third party liability risks, whether the insured party is any party, the other party to this contract, the subcontractor, supplier and the service provider hereunder shall be also listed as the insured under the insurance contract. The specific party to effect the insurance shall stipulate in the particular condition.

15.3 Other provisions of insurance

15.3.1 The contractor shall be responsible for effecting the insurance of transportation risks for purchases of equipment, materials and components. The insurance premium is included in the contract price unless otherwise stipulated in the particular condition.

15.3.2 All parties at present shall, at the time of occurrence of accidents in insurance events, have the responsibility to take the necessary measures to prevent spread of loss or damage.

15.3.3 The insurance coverage other than that stipulated in this contract shall be effected on their own according to their respective needs, and the insurance premium shall be born by itself.

Article 16: Breach of contract, claims and disputes

16.1 Responsibility of breach

16.1.1 Owner’s responsibility of breach In the following cases:

(1) The owner fails to comply with the stipulations of Articles 5.2.1 and 7.1 and fails to provide project basic information and site barrier information on time;

(2) The owner fails to adjust the contract price as per the provisions of article 13, fails to pay the corresponding amount as per Article 13 related to the advance payment, the progress of the project, the type and amount of the money agreed upon for the completion of the settlement, the account and time specified by the contractor;

(3) The owner fails to perform the other duties and obligations stipulated in the contract.

The owner shall take remedial measures and shall indemnify the contractor for the damages caused by the above-mentioned breach of contract. Where the critical path of the project is delayed due to the breach of the contract, the date of completion is corresponding postponed. The owner's liability for breach of contract does not mitigate or exempt its other duties and obligations stipulated herein which shall continue to be performed by the owner.

16.1.2 Owner’s responsibility of breach In the following cases:

(1) The contractor fails to perform the inspection of the engineering materials provided by the contractor under the stipulation of article 6.2 and the stipulation of the quality and inspection of the construction in article 7.5, and fails to repair the defects;

(2) The contractor still, through three tests, still fails to pass the completion test, or fails to pass the post-completion test after completion through three tests, which resulting in the loss of the value of use, production and use benefit of any major part or whole project of the project;

(3) The contractor fails to delivery the project for completion acceptance in the stipulated period;

(4) The contractor fails to perform the other duties and obligations stipulated in the contract;

The contractor subcontracts the works to others without the consent of the owner or without the necessary permission or the applicable law does not permit the subcontracting. Or, the owner will have right to terminate the contract and withdraw all project fund paid, and the contractor will compensate at 20% of the total price.

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(6) The quality of devices and materials supplied by the contractor must comply with national or industrial standards, or the contractor shall take all related losses caused to the owner and any third party;

(7) The contractor shall bear all personal and property losses caused to the owner and any third party because of any safety accident during construction;

(8) The contractor shall construct and complete the project as per the stipulated schedule, and compensate the owner for the loss for each day delayed at 10% above the similar loan interest in the bank of the amount paid. If it is delayed for 15 days, the owner will have right to cancel this contract. In this case, the contractor shall exit the construction site and compensate at 10% of the total price as a penalty for breach.

(9) If the construction is stopped or delayed by any dispute on labor, employment, trade or subcontract, etc, the owner will have right to cancel this contract, the contractor shall exit the construction site and pay 10% of the total price as a penalty for breach;

(10) During the quality assurance period, the contract must respond within 1 hour after a notice is received from the owner, and arrive at the site within 24 hours to solve the problem, or the owner will have right to employ a third party to solve, and the expense will be deducted from the quality warranty, if the warranty is not enough for deduction, the owner will have right to claim for compensation from the contractor, and at each time of breach, the penalty will be increased by 10% upon the similar load interest of the bank in the total contract price.

The contractor shall take remedial measures and indemnify the owner for the damages caused by the above-mentioned breach of contract. However, the contractor's liability for breach of contract does not mitigate or exempt the other liabilities and obligations which the contractor should continue to perform as stipulated herein.

16.2 Claim indemnity

16.2.1 Owner’s claim indemnity. The owner deem that the contractor shall be liable for losses and damages for its failure of performing the duties, responsibilities and obligations stipulated herein and in accordance with the relevant information and matters relating to the documents, files under this contract, however, if the contractor fails to fulfill its liability as stipulated herein, the owner shall have the right to lodge a claim against the contractor. The claim was made in accordance with the law and the contract, and complying with the following procedures:

(1) The owner shall, within 30 days after the occurrence of the claim event, service notice of claim to the contractor. If the claim notice is not serviced within 30 days after the occurrence of the claim event, the contractor shall no longer bear any responsibility, unless otherwise stipulated by law;

(2) The owner shall, within 30 days upon the issuance of the notice of claim, provide in writing to the contractor the justification of the claim event, the basis of the terms and conditions, valid and verifiable evidence, and relevant information of the estimate of the claim, and other;

(3) The contractor shall, within 30 days upon receipt of the claim information sent by the owner, settle through consultation with the owner or provide a reply, or request the owner to provide further reasons and evidence for the claim;

(4) Provided that if the contractor, within 30 days of receipt of the claim information from the owner, doesn’t consult with, reply to, or submit further requests to the owner, the claim shall be deemed to have been confirmed by the contractor.

(5) Where the event of claim filed by the owner continues to affect, the owner shall weekly issue to the contractor the information on the continuing influence and impact of the claim event, and the owner shall, within 30 days of the cessation of the continuing impact of the claim, submit the final claim report and final claim estimate to the contractor. The claim procedure is the same as that stipulated in (1) to (4) of this article.

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16.2.2 Contractor's claim. Where the contractor considers that the owner shall bear the loss, liability for damage and extension of completion date due to the owner’s failure of performing its duties, responsibilities and obligations which stipulated herein, and as per any provisions of this contract, relevant information and matters relating to the documents, files under this contract, if the owner fails to fulfill its compensation obligations as stipulated in the contract or extends the completion date, the contractor shall have the right to lodge a claim against the owner. The claim was made in accordance with the law and the contract, and abiding by the following procedures:

(1) The contractor shall, within 20 days upon the occurrence of the claim event, issue a notice of claim to the owner. If, failure of issuance of the notice of claim within 30 days after the occurrence of the claim event, the owner shall no longer bear any liability thereof, unless otherwise provided by law;

(2) The contractor shall, within 20 days upon the issuance of the notice of claim event, submit in writing to the owner the justification of the claim event, the basis of the terms and conditions, valid and verifiable evidence and a report on the value estimate of the claim;

(3) The owner shall, within 10 days upon receipt of the report on the claim information sent by the contractor, negotiate with the contractor or provide a reply, or request the contractor to further supplement the reasons and evidence for the claim;

(4) Where the owner fails, within 30 days of receipt of the contractor's report and supplementary information pursuant to (3) of this article, to consulted with the contractor or not respond or not made any further supplementary request to the contractor, the claim shall be deemed to have been confirmed by the owner.

(5) Where the claim filed by the contractor continues to affect, the contractor shall weekly issue to the owner the information on the continuing influence and impact of the claim, and the contractor shall, within 30 days of the cessation of the continuing impact of the claim, submit the final claim report and final claim estimate to the owner. The claim procedure is the same as that stipulated in (1) to (4) of this article.

16.3 Disputes and awards

16.3.1 Dispute settlement procedures: any dispute shall be firstly solved by both parties through negotiation; if negotiation fails or any party is not willing to solve through negotiation, the dispute can be solved through arbitration or litigation.

16.3.2 Dispute should not affect performance. Any party hereto shall, in case of dispute, continue to perform its contractual obligations and keep the works in progress. Neither party shall cease or stop to operate the works or any part thereof unless as following:

(1) A breach of contract by one of the parties results in failure of performance of contract and cease to be implemented upon agreement between the parties hereto;

(2) The arbitration institution or the court ordered the suspension of implementation.

16.3.3 Protection of suspended engineering. Provided that the construction or parts thereof are suspension, as per the stipulation of article 16.3.2, the parties shall, in accordance with the duties, responsibilities and obligations stipulated herein, protect all documents, materials and drawings relating to the contract works, the completed works and unused engineering materials.

Article 17: Force Majeure

17.1 Obligations on force majeure

17.1.1 Obligation of giving notice. The party which detect or find the event of force majeure shall be obliged to notify the other party immediately. According to this contract, the party responsible for the site care of the project shall, in the event of force majeure, take prompt measures to reduce the loss as quickly as practicable; the other party fully assists and takes action. The construction or work that needs to be suspended shall be stopped immediately.

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17.1.2 Notification obligation. In the event of force majeure occurring on the site, the contractor (e.g. the caretaker of the site) shall, within 48 hours after the end of the force majeure event, inform the owner of the damage and loss. Where force majeure events continue, the contractor shall weekly report the damage to the contractor and the director of engineering, unless the reporting period is otherwise agreed upon.

17.2 Consequences of force majeure

The expense of loss, damage, injury and delayed completion date due to force majeure will be treated as follows:

(1) The loss of materials on the construction site shall be born by the owner ;

(2) The injuries of employees shall be handled in accordance with their respective employment contract relationship;

(3) The contractor shall bear the loss and damage to its machinery, equipment, property and temporary works;

(4) The owner shall bear the losses caused by work suspension;

(5) After the event of force majeure occurs, the lasting loss and damage due to one party’s failure of performance of the obligation of protection under the contract stipulation, the party who delayed the performance of the obligation shall bear the corresponding liability and losses;

(6) Within 7 days after the force majeure is eliminated, the contractor shall provide the owner with effective evidences and references of loss, or no loss will be compensated for over due.

(7) At the time on which the owner notifies the resumption of construction, the contractor shall, within 20 days upon receipt of the notification, or within such time as the parties may agree according to the circumstances, submit the information and report of the schedule arrangement on cleaning, repair or restoration plan and its estimate sums thereof, the necessary cleaning costs shall be born by the contractor after confirmation by the owner. The completion date for the resumption of the construction is reasonably postponed.

Article 18: Contract effectiveness and termination

18.1 Entry into force. This contract shall come into full force and effect on the date on which satisfaction of the effective conditions stipulated in the contract agreement. The copies number of the original and counterpart of the contract are stipulated in the particular condition.

18.2 This contract is terminated when both parties has fulfilled all obligations, settled the completion payment and quality warranty except the stipulation of Article 11.1 [Warranty of quality liability].

18.3 The parties hereto shall, subsequent to the termination of the contract, abide by the principle of good faith, fulfill the obligations of notification, assistance, confidentiality, etc.

Article 19: Supplementary terms

The specific agreement, supplement or amendment to the contents of this general provision may be stipulated in the particular condition as per related laws, administrative regulations, industrial specifications and the engineering practice.

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Part III: Particular Condition

Article 1: General Provision

1.1 Definition and explanation

Other definitions agreed upon by the parties as per the characteristics of this contract: None.

1.2 Language

This contract is written, explained and described in Chinese.

1.3. Applicable laws

The laws, administrative regulations, and local regulations which being expressed by the parties: laws and regulations in the People’s Republic of China, administrative laws and local regulations in the project site.

1.4. Standards and norms

1.4.1 Standards and norms (name thereof) applicable to this contract: Typical Engineering Design for Photovoltaic Power Generation, Regulations for Photovoltaic Power Station Construction Quality Inspection and Acceptance Inspection, Code for Acceptance of Photovoltaic Power Project GB/T50796-2012, Technical Specification for Power Construction and Acceptance and other related national and industrial technical codes.

1.4.2 Foreign standards, specifications, number of copies and time provided by the owner: None so far.

1.4.3 The agreement without written standard, standard stipulates: None so far.

Technical requirements of the owner: Typical Engineering Design for Photovoltaic Power Generation, Regulations for Photovoltaic Power Station Construction Quality Inspection and Acceptance Inspection, Code for Acceptance of Photovoltaic Power Project GB/T50796-2012, Technical Specification for Power Construction and Acceptance and other related national and industrial technical codes.

The time of submission of the construction organizational design plan by the contractor: within 10 days after the contracts becomes effective.

Agreement of training: supplemented by both parties after negotiation.

1.5 Confidentiality

1. Commercial confidentiality agreement signed: None.

2. Technical confidentiality agreement signed: None.

Article 2: Owner

2.1 Owner’s representative

Name of the owner’s representative:

Post of the owner’s representative:

Responsibilities of the owner’s representative: to supervise the project safety, quality, progress, operation, management and engineering construction as per national related laws, regulations and specifications.

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Article 3: Contractor

3.1 General obligations and rights of the contractor

3.1.1 The type, name, content, reporting period, time and copies number of the statements to be submitted by the contractor as agreed by the parties hereto:

3.2 Project manager

3.2.1 Name off the project manager:

Project manager duties: be fully responsible for the engineering construction of the project.

Authority and power of the project manager: only limited in this project.

Stipulation on breach if the project manager is replaced without authorization or the project manager acts as the project manager of any other project at the same time: the project manager cannot act as the project manager of any other project, and the project manager cannot be replaced without a permission from the owner.

3.3.3 Subcontract

3.3.1 Agreement on subcontract

Subcontracting items and name list of subcontractors stipulated: supplemented by both parties through negotiation;

Article 4: Progress schedule, delay and suspension

4.1 Progress schedule

4.1.1 The copies number and time of the contractor's submission of the project schedule: 7 paper copies, 1 electronic copy, 10 days after the contract is signed.

4.1.2 The contractor shall, after the project is commenced, submitted the well prepared project weekly report and monthly report before 16:00 each Thursday and the 25th day each month. The report content covers: construction safety, quality and progress of the current week and month, construction plan, safety and technical measures of the next week and month.

4.3 Material procurement schedule

4.3.1 Agreement on engineering material procurement and starting date: 1) material specification, model, quantity and list of devices provided by the design institute; 2) the date is fixed as per the project schedule.

4.4 Construction schedule

4.4.1 Construction schedule (expressed in forms or texts)

Submission of key work construction plan (name): see the construction organizational plan approved by the owner.

Submission of key individual work construction plan (name): see the construction organizational plan approved by the owner.

Article 5: Technology and Design

5.1 Production technology, architectural design scheme

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5.1.1 Technical indexes including the production technology, architectural design, project trial operation examination guaranteed values and use functions are specified in: Typical Engineering Design for Photovoltaic Power Generation, Regulations for Photovoltaic Power Station Construction Quality Inspection and Acceptance Inspection, Code for Design of Photovoltaic Power Station GB50797-2010, Code for Construction Organization Planning of Photovoltaic Power Project GB50795-2012, Code for Acceptance of Photovoltaic Power Project GB/T50796-2012, Code for Construction of Photovoltaic Power Station GB50794-2012, Code for Acceptance of Construction Quality of Steel Structures GB50205 and other related national and industrial technical codes.

5.1.2 The owner examines the project trial operation for the production technology and architectural design provided by the contractor, and the guaranteed values and use functions are specified in: Typical Engineering Design for Photovoltaic Power Generation, Regulations for Photovoltaic Power Station Construction Quality Inspection and Acceptance Inspection, Code for Design of Photovoltaic Power Station GB50797-2010, Code for Construction Organization Planning of Photovoltaic Power Project GB50795-2012, Code for Acceptance of Photovoltaic Power Project GB/T50796-2012, Code for Construction of Photovoltaic Power Station GB50794-2012, Code for Acceptance of Construction Quality of Steel Structures GB50205 and other related national and industrial technical codes.

5.2 Design

5.2.1 Owner’s obligations

(1) Provision of basic project information. Type, content, number of copies and duration of basic information on the project provided by the owner: the owner shall, after the contract is signed, provide the project mapping data, geographic surveying data, grid incorporation system report, approvals, project planning report, feasibility report, registration files, border red line map, mineral coverage approval, environmental assessment, water protection, safety assessment, geologic hazard evaluation and other files required for project designing as per the actual conditions.

(2) Provision of site barrier information. Type, content, number of copies and duration of basic information on the project provided by the owner: the owner shall, after the contract is signed, provide on-site pipeline network data (irrigating and draining ditches, power supply lines), building data and information of other barriers in the project site as per the actual conditions.

(3) All expenses shall be paid by the contractor except those on the grid incorporation system report and approval, project planning report, feasibility report, and project registration file.

5.2.2 Contactor’s obligations

Upon agreement between the parties hereto, a further request can be made for the following parts of the project information about on-site foundations and obstacles provided by the contractor as per the following time limits upon a request from the owner.5.2.3 Operation and maintenance manual

The number of copies and time limited for submission: 3 paper copies, 1 electronic copy, 1 month before the project is completed.

Article 6: Engineering Materials

6.1 Provision of engineering materials

6.1.1 List of types, estimated quantities and specifications of permanent engineering devices, materials and parts provided by the owner: None.

6.1.2 List of types, quantities and specifications of permanent engineering devices, materials, parts and spares provided by the contractor.: follow the list of devices provided by the design institute.

6.2 Custody and surplus of engineering materials

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6.2.1 All engineering materials of this project are kept by the contractor.

Article 7: Construction

7.1 Owner’s obligations

7.1.1 Provide reference coordinates data

Content and time for the submission of reference coordinates data: provide the reference coordinates position data of the project site within 5 days after the contract is signed.

7.1.2 Entry conditions and entry date

Entry conditions for the contractor: three supplied (water, electricity and road) and one flattened, connection points for temporary water supply and power supply are provided.

7.1.3 Other obligations performed by the owner: the owner ensures the land, roads, border barriers and power supply lines satisfy the contractor’s plans, construction conditions and related approvals, and solves all affairs including relocation, tomb relocation, green compensation, lumbering and land requisition, etc which prevent the construction.

7.1.4 Expenses on affairs including relocation, tomb relocation, green compensation, lumbering and land requisition, etc which prevent the construction as stipulated in 7.1.3 are paid by the owner.

7.1.5 Completion time of approval of agreement on the external path of power supply: within 20 days after this contract becomes effective, and postponed beyond 20 days.

7.2 Contactor’s obligations

7.2.1 Construction organization design

Copies number and time of submission of the general construction organization design of the work: 7 paper copies, 1 electronic copy, within 10 days after the contract becomes effective.

The name, copies number and submitting time of the construction organization design for the major sub-projects: civil work, assembled pile foundation, support work, access system project, device installation, debugging work, monitor system and improvement (if any).

7.2.2 Copies number and submission time of information on temporary land occupation: provide in the project design period.

7.2.3 Provision of temporary water, electricity, etc.

The quality, normal consumption, peak consumption and service time of water and electricity which are necessary for the contractor: satisfy the actual demand in the project construction progress.

Categories and quantity of the temporary construction water, electricity and other, provided by the owner, which can satisfy the need of the construction: satisfy the actual demand in the project construction progress.

Delivery time of location information for the nodes of water, electricity: None.

7.2.4 The plant area fencing is completed by the contractor.

7.2.5 Other obligations performed by the contractor: None.

7.3 Human power and machine resources

7.3.1 Format, content, number of copies and submission time of the human resources plan list: see the construction organizational design scheme.

Report format, number of copies and reporting period for the actual entry of human resources: see the construction organizational design scheme.

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7.3.2 Format, content, number of copies and submission time of main machines: see the construction organizational design scheme.

Report format, copies number and reporting period for the actual entry of main machines: see the construction organizational design scheme.

7.4 Quality and inspection

7.4.1 Quality inspected parts and inspecting party.

Location, standard and list form of joint-inspection by three parties: Regulations for Photovoltaic Power Station Construction Quality Inspection and Acceptance Inspection, and related national and industrial technical standards

7.5 Concealed engineering and intermediate acceptance

7.5.1 Concealed engineering and intermediate acceptance.

The agreements on classification, location, quality testing content, standard, form and inspecting parties of hidden works and intermediate acceptance sites which requiring quality inspection: detailed rules for acceptance check issued by the supervising unit.

7.6 Occupational health, safety, and environmental protection

7.6.1 Occupational health, safety, and environmental protection

The copies number and time of submitting management plan on occupational health, safety and environmental protection: 7 copies, 10 days before project commencement.

All the above files must be submitted with an electronic copy (in CAD, WORD, EXCEL or any other revisable format), and an Agreement of Project Safety, detailed in the appendix, must be signed before project commencement.

Article 8: Completion Test

The contract works include the completion test.

8.1 Obligation to complete test

8.1.1 Contactor’s obligations

(1) Completion test plan

Copies number and time of submission of the completed test scheme: 7 copies, 10 days before completion test.

All the above files must be submitted with an electronic copy (in CAD, WORD, EXCEL or any other revisable format).

Article 9: Engineering receiving

9.1 Engineering receiving

9.1.1 Engineering receiving

After devices and systems are installed and well debugged and the contractor has carried out the self-inspection, the contractor may submit a written application for acceptance with acceptance content, acceptance time and complete completion data if there are all conditions for acceptance, and the contractor shall be responsible for organizing debugging and operating units to participate the static system inspection and acceptance after the installation.

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The contractor shall organize the quality inspection before grip incorporation and completion acceptance, trace, solve and rectify any quality defect if found. The supervisor shall participate in the quality inspection. The contractor shall also submit the related records and reports of quality inspection to the owner’s representative. After the project is completed, the contractor shall organize technicians from the technology and quality departments, prepare, review and bind all construction records and files, and transfer them to the owner in time.

Date of engineering receiving: the owner shall, after 240 hours of trial operation and all defects are rectified, organize engineering receiving within 30 working days, and the project will be deemed as accepted if it is not received by the owner within 30 working days.

9.1.2 Information for receiving work

Category, content, copies number and time of information for receiving work: 7 copies with 1 CD, within 1 month after project acceptance.

All the above files must be submitted with an electronic copy (in CAD, WORD, EXCEL or any other revisable format).

Article 10: Post-completion Test

10.1 Liabilities and obligations

10.1.1 Owner’s obligations

(1) Other obligations and tasks: None

10.1.2 Contactor’s obligations

(1) Number of copies and time of submission of post-completion test scheme to the owner: None.

(2) Other obligations and tasks: None

10.2 Post-completion test procedure

10.2.1 It is implemented as per the test plan fixed by both parties.

10.2.2 Notice of the date of post-completion test

Commencement date of post-completion test: signed by the supervisor.

10.3 Post-completion test and trial operation

Trial operation period: 240 hours.

Article 11: Quality Warranty Liability

11.1 Warranty premium on quality liability

11.1.1 Warranty premium on quality liability

The warranty premium on quality liability is 3% of the total contract price.

The warranty period is one year (from the day when the project is completed, accepted and the certificate of acceptance is issued).

Quality warranty period: at least 1 year for the whole power plant, 5 years for assemblies, 5 years for inverter devices, 25 years for the service life of main devices, within 3% of power drop for photovoltaic assemblies in the first year, within 5% of drop in the first 5 years, within 10% in the first 12 years, within 20% in the first 25 years, photovoltaic transformation rate of full sunshine area for each piece ≥ 18.2%, general efficiency of the photovoltaic power station ≥ 81.6%, see details in the technical agreement.

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Article 12: Completion Acceptance

12.1 Completion documents and acceptance report

12.1.1 Completion documents and acceptance report

Form, copies number and submission time of acceptance report for completion: in WORD, 7 copies, 1 CD, within 2 months after completion acceptance.

Form, number of copies and time of submission of full set of completion materials: in WORD, 7 copies, 1 CD, within 2 months after completion acceptance.

All the above files must be submitted with an electronic copy (in CAD, WORD, EXCEL or any other revisable format).

Article 13: Amendment and contract price adjustments

13.1 Scope of amendment

13.1.1 Other modifications

Other amendments agreed upon by the parties in accordance with the characteristics of the project: None.

13.1.2 Determination of amendment price

Agreement on the method for calculating each amendment price: None.

Article 14: Performance Bond

(1) The contractor ensures to provide the performance bond to the owner after the Letter of Bid Acceptance is received. The performance bond is three percent (3%) of the bid amount. The performance bond will be returned to the contractor within 28 days after the certificate of engineering receiving is issued.

(2) Form of performance bond: letter of indemnity from the bank.

(3) If the project is delayed, the contractor shall keep providing the performance bond. If the delay is caused by the owner, the cost on keeping providing the performance bond will be paid by the owner; if the delay is caused by the contractor, the cost will be paid by the contractor.

Article 15: Total Price and Payment

15.1 The total contract price is: RMB Two Hundred Six Million Two Thousand One Hundred and Ninety-Six Yuan (￥206,002,196.00) including the tax.

15.2 Advance payment: within 30 days after the contract is signed, the contractor shall provide the following materials to the owner, and the owner shall pay 10% of the project fund to the contractor (via bank cable transfer).

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Payment conditions:

1) Receipt of advanced payment issued by the financial department of the contractor;

2) Original letter of performance bond provided by the contractor;

3) The contractor has prepared for commencement, and construction devices have been taken into the project site;

15.3 Payment at goods arrival: the owner shall, within 30 days, pay 15% of the project fund (in bank cable transfer or bank acceptance bill (percentage of bank acceptance bill in 50% at most)) after the supervisor has confirmed that main devices (assemblies, supports, inverters and box transformers) are taken into the project site and the contractor has provided the following materials.

Payment conditions:

1) Evidence for the arrival of main devices (assemblies, supports, inverters and box transformers) confirmed by the supervisor;

2) Vouchers of all risks and the risk of third party’s liabilities provided by the contractor;

15.4 All works (design, device procurement, installation and debugging) in this contract are completed, within 30 days after the Certificate of Completion Acceptance or the related document of acceptance is issued by the grid company; the contractor provides the following files to the owner, and the owner pay 72% of the project fund (in bank cable transfer or bank acceptance bill (percentage of bank acceptance bill in 50% at most)).

Payment conditions:

1) The remaining VAT invoice equal to the total contract price is issued by the contractor to the owner;

2) The engineering amount is confirmed by the supervising unit, and 100% of the construction amount is completed before grid incorporation;

3) As confirmed by the owner and the supervising unit, the project has met the conditions for grid incorporation;

4) As confirmed by the owner and the contractor, the fund of procurement directly made by the owner is deducted from the contract;

15.4.1 The quality warranty is 3% of the price at completion settlement, and the warranty period is 12 months. At the first year, if the attenuation of photovoltaic assemblies is below 3% and there is no unsolved dispute or contractor’s breach of contract, the owner will pay the remaining 3% of the completion settlement price to the contractor in account transfer or bank acceptance bill.

15.4.2 Agreement on invoice issuing: after the project is completed, VAT invoices will be issued as per the actual percentage on the settlement report list confirmed by the owner and the contractor (also by the supervising company): VAT invoice at 16% for devices, 6% for designing and consulting, and 10% for constructing, installing and engineering.

Legal and valid VAT invoices for any other unmentioned payment will be provided as per the business nature and the requirement for the administrative authority.

Article 16: Insurance

16.1 Contractor’s insurance

16.1.1 The type, scope, amount, time limit and validity duration of insurance to be covered by the contractor as agreed by the parties: within the construction period.

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16.2 All risks and third party liability risks

Insurance provided by the owner:

Life insurance for employees and other persons of the owner;Vehicle insurance for employees and other persons of the owner;

Insurance provided by the contractor:

The amount of insurance against all risks for a construction (installation) project cannot be lower than 100% of the total project cost (including assembly values); the accumulated compensation for the insurance against third party liability risks for a construction (installation) cannot be lower than RMB 20,000,000 Yuan, in which, the compensation for each person cannot be lower than 500,000 Yuan. The period of insurance against all risks and the third party liability risks must cover the construction and installation period, and a warranty period of 1 year; the accident insurance for constructors are provided as per the project cost, all constructors must be covered, the insurance amount for each person is fixed as per the local personal injury compensation standard attached with reasonable medical expenses.

Article 17: System Efficiency and Power Generation Output Warranty

17.1 System efficiency

The quality warranty is: at least 1 year for the whole power plant, 5 years for assemblies, 5 years for inverter devices, 25 years for the service life of main devices, within 3% of power drop for photovoltaic assemblies in the first year, within 5% of drop in the first 5 years, within 10% in the first 12 years, within 20% in the first 25 years, photovoltaic transformation rate of full sunshine area for each piece ≥ 18.2%, general efficiency of the photovoltaic power station ≥ 81.6%.

See GB/T20513-2006/IEC61724:1998 Photovoltaic System Performance Monitoring - Guidelines for Measurement Data Exchange and Analysis for the system efficiency test mode.

Annex table: Calculation of system performance ratio (PR)

Date	Statistical period
Po (kWp)	Tcell (°C)
Actual power generation output at the outlet meter
Daily irradiation volume (kWh/m2)
Temperature coefficient of correction C (%)
PR (%)
PRstc (%)

PR = (E/Po) / (Hi/Gstc)

PRstc = (E/C×Po) / (Hi/Gstc)

Where,

C=I+δ× (Tcell-25°C)

E:

Total power generation output measured at the grid incorporation metering point in time t (kWh)

Po:

Photovoltaic power station rated power (kWp)

Hi:

Photovoltaic matrix irradiation volume in the assessment period (kWh/m2)

Gstc:

Irradiation in standard test conditions 1,000W/m2

C:

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Temperature relative coefficient of correction

δ:

Relative power coefficient of photovoltaic assemblies

Tcell

Actually measured average working junction temperature in the cell working period during the assessment period

17.2 Warranty of power generation output

The power generation output of the power station at the first year is not lower than 75,240,000 kWh, and the average annual output in 25 years is not lower than 70,120,000 kWh. The power attenuation of monocrystalline silicon assemblies is within 3% in the first year, within 5% in the first 5 years, within 10% in 12 years, and within 20% in 25 years; the power generation data follows the meter at the outgoing line of 35KV switchgear, and no factors of power limit or power failure is considered.

Article 18: Force Majeure

The “Event of force majeure” is any behavior or event which stops a party from performing the obligations according to this contract, such behavior or event cannot be reasonably controlled by the party, it is not caused by the breach of contract or mistake of the party, and cannot be overcome by any careful treatment (including any reasonable expense).

As mentioned before, the “Event of force majeure” shall cover but be not limited by the following behaviors or events: (i) Natural phenomena, such as storm, hurricane, flood, lightning, volcano eruption and earthquake; (ii) explosion or fire caused by lightning strike or any other reason, and not related to the behavior or mistake of the party who tries to exempt from the obligations; (iii) war or public turbulence, domestic turbulence, rebellion, insurrection, sabotage, communicable diseases, terrorism or armed rebellion; (iv) strike or labor dispute (except the strike or labor dispute caused by the contractor’s employees separately or because the party fails to follow the labor and payment agreement); (v) Governmental feasance or nonfeasance, and change of laws and policies (except the owner belongs to the government, and the contractor is impacted by such feasance or nonfeasance). No event of force majeure is based on the economic difficulty of any party.

18.1 Obligations on force majeure

18.1.1 Obligation of giving notice. The party which detect or find the event of force majeure shall be obliged to notify the other party immediately. According to this contract, the party responsible for the site care of the project shall, in the event of force majeure, take prompt measures to reduce the loss as quickly as practicable; the other party fully assists and takes action. The construction or work that needs to be suspended shall be stopped immediately.

18.1.2 Notification obligation. In the event of force majeure occurring on the site, the contractor (e.g. the caretaker of the site) shall, within 48 hours after the end of the force majeure event, inform the owner of the damage and loss. Where force majeure events continue, the contractor shall weekly report the damage to the contractor and the director of engineering, unless the reporting period is otherwise agreed upon.

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18.2 Consequences of force majeure

The expense of loss, damage, injury and delayed completion date due to force majeure will be treated as follows:

The contractor shall bear the loss and damage to its machinery, equipment, property and temporary works;

The contractor shall bear the losses caused by work suspension; after the event of force majeure occurs, the lasting loss and damage due to one party’s failure of performance of the obligation of protection under the contract stipulation, the party who delayed the performance of the obligation shall bear the corresponding liability and losses;

Article 19: Award and Punishment

19.1 Project progress control

19.1.1 Award

The owner or supervisor will controls the key nodes in the project construction progress as per the construction schedule provided by the contractor, and 2,000 Yuan will be awarded to the contractor for every one day advanced than the key node, and the total project period will be shortened accordingly. The key nodes are as follows:

1) Matrix pile foundation

2) Matrix support and assembly

3) Box transformer foundation

4) Inverter and box transformer installation

5) HV current collection cable connection

6) 35KV On-Off station control building main body

7) 35KV On-Off station device installation

8) Outgoing channel physical connection;

19.1.2 Punishment

The owner or supervisor will controls the key nodes in the project construction progress as per the construction schedule provided by the contractor, and 3000 Yuan will be fined from the contractor for every one day delayed than the key node, and the total project period will be shortened accordingly. The key nodes are as follows:

1) Matrix pile foundation work

2) Matrix support and assembly work

3) Box transformer foundation work;

4) Inverter and box transformer installation work;

5) HV current collection cable connection

6) 35KV On-Off station control building main body;

7) 35KV On-Off station device installation

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8) Outgoing channel physical connection;

19.1.3 Grid incorporation and power generation: when the project meets the conditions for grid incorporation and power can be generated and supplied on the grid in 15 days, 5000 Yuan will be awarded for every one day advanced, and 3000 Yuan will be fined for every one day delayed (except the reason arising from the owner).

19.2 Engineering quality control (see Appendix 3: Commitment of Quality Assurance)

19.3 Safe and civilized production (See Appendix 4: Standard for the Collection and Deduction of Safe and Civilized Production Guarantee Fund from Engineering Service Contractor)

19.4 Power generation output and system efficiency

(1) If the overall system transformation efficiency of the photovoltaic power station is below 81.6%, the contractor shall add the capacity in the designated period to meet the requirement in the contract.

(2) The power generation output of the whole station cannot be lower than 75,240,000 kWh in the first year and 70,120,000 kWh in the first 25 years. If it fails to meet the contract requirement without any other objective condition (lack of light, power limit, power failure for maintenance, or force majeure), the contractor shall compensate for the deficient electricity plus the grid price (compensate for the loss in the first year and free add installation to meet the requirement, or the loss of power output for 20 years will be deducted from the quality warranty).

(3) If the power generation output of the station in the first year exceeds 75240000 kWh, 50% of the excessive part plus the grid price will be shared by Party B in three years accumulatively, this share will be settled in the first quarter of every year for the previous year, and paid to Party B by Party A within 5 days after the settlement is completed, and a VAT invoice equal to the same amount will be issued to Party A by Party B.

Article 20: Contract effectiveness and termination

(1) Contract effectiveness and termination

This contract enters into force after it is signed and stamped (official stamp and special stamp for contracts) by the authorized decision making units of Party A and Party B.

(2) The contract will be terminated when both parties have completed all other obligations stipulated in the contract and all financial procedures (and claims, if any) are settled by both parties within 1 month after the power generation efficiency warranty period (one year after the project completion and acceptance).

(3) The parties hereto shall, subsequent to the termination of the contract, abide by the principle of good faith, fulfill the obligations of notification, assistance, confidentiality, etc.

Article 21: Contract Dispute and Solution

Any dispute in executing this contract or related to this contract shall be solved by both parties through friendly negotiation as much as possible before settled through litigation in the local court of the project.

Article 22: Others

(1) Any affair unmentioned in this contract shall be treated as per the bid invitation document, and any affair unmentioned in the bid invitation document shall be treated through negotiation and a supplement agreement.

(2) The original contract has one format and eight sets (four sets kept by each party); the copied contract has one format and four sets (two sets kept by each party).

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Agreement on Safe Construction

Owner (Party A): Ningxia MCC Meili Cloud New Energy Co., Ltd.

Contractor (Party B): Jiangsu Zhonghong Photovoltaic Engineering Technology Co., Ltd.

Whereas, Party A intends to authorize Party B to complete the construction engineering project in this contract, and this agreement, which must be followed strictly, is signed together with the construction project contract to clarify the liabilities of both parties for safe production and safe construction.

I. Project outline:

1. Project name: 50MWp Photovoltaic Power Station Project of Ningxia MCC Meili Cloud New Energy Co., Ltd.

2. Project site: in MCC Meili Cloud Paper Making Industry Park, Shapotou District, Zhongwei City, Ningxia

3. Subcontracting mode: EPC general contracting

II. Project period:

Commence from ________ (M) ____ (D), 2018 and complete before ________ (M) ____ (D), 2018.

III. Content:

1. Both Party A and Party B must carefully follow all guidelines and policies for safe production and fire protection issued by the state government, superior labor protection and enterprise safe production administrative departments, and strictly follow all laws, regulations and codes for safe production and labor protection.

2. Both Party A and Party B must have their safety management organizational systems including safe production leaders, full-time and part-time safety clerks at each level; they must have safe operation rules for each work, certification and examination system for special workers, safe production liability system for each level, and regular safety inspection rules.

3. Both Party A and Party B must carefully survey the field before construction:

Party B must prepare construction organization design and corresponded safety technical measures as per the requirement from Party A, and construct strictly as per the requirement in the construction organization design.

4. Leader of Party A and Party B must carefully provide trainings about safe production rules and safety technical knowledge to their employees, enhance the consciousness on laws, improve the employees’ safe production consciousness and self-protection ability, and urge them to follow safety rules and regulations at any time.

5. Before construction, Party B shall organize a safe production education meeting and inform Party A of sending related persons to participate in the meeting. All rules on safety and fire protection in construction will be introduced, and Party B must inspect and urge constructors to follow and execute carefully and strictly.

6. During construction, Party B designates ____________ to be responsible for the actualization of safety measures and protection against fire in this project; Party A designates Yan Shaofang to be responsible for contacting, helping and urging Party B to actualize the safety and fire protection measures. Both Party A and Party B shall contact frequently for safety inspection and prevent any accident together.

7. During the construction period, Party B must strictly execute and following all rules on safe production management, accept the urge, inspection and direction of Party A. Party A is liable for assisting Party B in doing well in safe production management and urging to inspect regularly, and any hidden risk found must be rectified by Party B in a limited period.

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8. Each party is liable for their personal safety protection supplies in safe operation. Both Party A and Party B shall urge field constructors to use safety protection supplies.

9. Both Party A and Party B shall carefully inspect the construction area, working environment, operating devices, tools and consumables, the construction must be stopped immediately if any hidden risk is found before rectified by the related unit. Once construction is started, it means the constructing unit has confirmed that the construction place, working environment, facilities, devices, tools and consumables are complying with the safety rules and in the safety state, and any consequence arising from the construction will be taken by the constructing unit.

10. Machines and scaffolds provided by Party B will be inspected and accepted by Party A and Party B before they are installed and used. They cannot be used before they are inspected and accepted or they are inspected but not accepted, or any consequence will be taken by the user.

11. All devices and tools used by Party B in the construction period will be supplied by Party B. If something is borrowed or rented between Party A and Party B, there must be related procedures. The lender must ensure the devices and tools lent meet the safety requirement, and the borrower must inspect carefully. Once the devices and tools are accepted by the borrower and user, the borrower and user must take the liability for storage, maintenance against any fault and compensation for any damage or loss and accident of injury or death during using.

12. Neither Party A nor Party B shall dismantle or modify any scaffold, safety protection measure, safety mark or warning label in the construction site without authorization. If something is to be dismantled, it must be confirmed by the man responsible for construction and safety clerks from Party A and Party B and dismantled after necessary and reliable safety measures are taken. Any consequence arising from dismantling without authorization will be taken by the dismantling unit and persons.

13. Any special work must be performed according to the national Regulations on the Management of Special Worker Safety Technical Training and Examination, related workers must be trained, examined and certified by provincial and municipal special work safety technical examination stations, and their certificates must be verified regularly; each intermediate size or small size machine must be operated by a designated and certified operator, and each hoisting operator must follow the rules of “Ten Forbidden Hoisting Cases” and never operator against any rule or without any certificate; no electric device or machine can be operated by any person who is not familiar with electricity and machine without authorization.

14. Both Party A and Party B must strictly follow all fire protection and explosion protection rules, smoking and naked flames are forbidden in areas with inflammable or explosive risks. Fire fighting tools and materials cannot be used for any other purpose, and they must be protected from misuse, damage and theft. No naked flamed can be used without a three-level reviewing and approving procedures, a fire protection monitor must be designated and a letter of work clarification must be issued. Each welder must work with an effective certificate. No electric oven can be used in living, no iodine tungsten lamp can be used for illuminating or heating, no electric wire or socket can be connected without authorization, smoking on bed is forbidden, and electric heating tools such as electric cookers and electric frying pans must be centrally used in a designated room.

15. Electrical tools provided by Party A must be tested before using, and any fault found must be rectified by Party A actively, and the consequence of connecting electrical wires against this rule or without a permission from Party A will be taken by the accident maker.

16. Follow the principle of contracting before constructing. Party A cannot designate Party B to construct beyond the contract. Party B shall refuse any construction task beyond the contract, or the consequence will be taken by the related Party.

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17. Both Party A and Party B must protect the underground pipes and lines, barriers and overhead HV or LV lines in construction. Party A must clarify the existence of underground pipes and lines carefully. Party B shall following the requirement, inform Party A and related departments, and take protective measures timely.

18. After the construction contracted is signed by Party B, the registration procedures for their workers must be done accordingly.

19. Follow the principle that the constructor is liable for the safety. In any injury, death, fire risk, fire or mechanical accident (including the injury or death caused to persons of Party A, any third party or any passer-by) is caused by Party B during construction, Party A shall assist in emergency rescuing, and Party B is liable for reporting, economic compensating and deal with problems arising from the accident.

20. Party B must follow the safety management of Party A, or Party A will have right to make Party B replace the related person or take economic punishment, and all consequences will be taken by Party B.

21. Others

To actualize the rules and responsibility system on safety management, Party B shall provide Party A with a safety risk warranty as the award or punishment for safety supervision and safety assessment.

22. This agreement becomes effective after it is signed by the representative from each party: it is used as an appendix to the contract, and there is one format and ten copies, and each party keeps five copies.

Party A (stamp):	Party A (stamp):
Safety chief of Party A:	Safety chief of Party B:
_______ (M) ______ (D), _________ (Y)	August, 13th, 2018

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Notification of Probity and Self-discipline

To create a proper, health and harmonious working relationship between the owner and the contractor in bidding, protect the legal rights and benefits of both parties, we hereby invite your company / you to supervise the business with us, forbid any behavior for improper profit pursuing and any other serious breach of laws and regulations. If any improper behavior happens, please inform each other.

1. Content to be informed

Use the convenience in working to (1) ask for or accept gifts, money, cards, tickets, refunds or payment vouchers, etc; (2) reimburse for any expense which should be paid personally; (3) get involved in any other breach of CCP and political rules.

2. Facts to be clarified:

(1) Organization, individual, amount, time, place related and the person who knows the fact; (2) Nature of the breach; (3) related evidences.

All points informed must be true and we will keep them secret strictly.

3. Contact way

Probity Office of Ningxia MCC Meili Cloud New Energy Co., Ltd.

Address:

Tel.:

Email:

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Commitment to Environmental Protection, Civilized Construction, Safety and Quality

Appendix 1: Commitment to Environmental Protection

Project name: EPC General Contract Project of 50MWp Photovoltaic Power Station of Ningxia MCC Meili Cloud New Energy Co., Ltd.

Project site: in MCC Meili Cloud Paper Making Industry Park, Shapotou District, Zhongwei City, Ningxia

To: Ningxia MCC Meili Cloud New Energy Co., Ltd.

I hereby, on behalf of the contractor, make the following commitment to environmental protection in project construction:

1. It is our liability to protect the environment in construction.

2. During construction, we will construction in the temporary area designated by Party A. and we will be responsible for our damage to the environment beyond the designated area with no condition.

3. During construction, we will centralize and dispose all production and domestic wastes at our own expense. The waste treatment plan will be confirmed by the owner and the supervisor.

4. We will fully accept the owner’s solutions as below with no condition:

The owner’s engineer has right to issue us a penalty at 1% of the contract price and we will accept without any condition if the owner or the supervising engineer has accumulatively given us three pieces of notice for environmental protection and treatment.

The owner’s engineer has right to issue us a penalty at 3% of the contract price and we will accept without any condition if the owner or the supervising engineer has accumulatively given us five pieces of notice for environmental protection and treatment.

The owner’s engineer has right to terminate the contract and confiscate our performance bond and we will accept without any condition if the owner or the supervising engineer has accumulatively given us ten pieces of notice for environmental protection and treatment.

Party B:	(Full name, stamp)

Legal representative or authorized person:	(Signature)

Date: August 13th, 2018

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Appendix 2: Commitment to Quality

Project name: EPC General Contract Project of 50MWp Photovoltaic Power Station of Ningxia MCC Meili Cloud New Energy Co., Ltd.

Project site: in MCC Meili Cloud Paper Making Industry Park, Shapotou District, Zhongwei City, Ningxia

To: Ningxia MCC Meili Cloud New Energy Co., Ltd.

I hereby, on behalf of the contractor, make the commitment to quality as below:

1. As quality always goes the first in the long term program, it is our liability to effectively control the quality and process in construction, avoid common faults, and provide a high quality construction product for this project.

2. We will follow the on-site quality management of the owner and the supervising engineering in construction with no condition.

3. We will ensure all raw materials are managed and used in accordance with the requirement, protect the project quality in processes and procedures in construction.

4. We will ensure quality acceptance, certification, contract and quality management are performed as per the standards in construction, and take the liability for any defect or time delay.

5. We will fully accept the owner’s solutions as below with no condition:

The owner’s engineer has right to issue us a penalty at 1% of the contract price and we will accept without any condition if the owner or the supervising engineer has accumulatively given us five pieces of notice or official letters for any quality problem.

The owner’s engineer has right to issue us a penalty at 3% of the contract price and we will accept without any condition if the owner or the supervising engineer has accumulatively given us ten pieces of notice or official letters for any quality problem.

The owner’s engineer has right to terminate the contract and confiscate our performance bond and we will accept without any condition if the owner or the supervising engineer has accumulatively given us fifteen pieces of notice for environmental protection and treatment.

Party B (Full name and stamp):

Legal representative or authorized person (Signature):

Date: August 13th, 2018

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Appendix 3: Commitment to Safety

Project name: EPC General Contract Project of 50MWp Photovoltaic Power Station of Ningxia MCC Meili Cloud New Energy Co., Ltd.

Project site: in MCC Meili Cloud Paper Making Industry Park, Shapotou District, Zhongwei City, Ningxia

To: Ningxia MCC Meili Cloud New Energy Co., Ltd.

I hereby, on behalf of the contractor, make the commitment to safety as below:

1. As safe production is the life line for an enterprise, and project construction safety is the most important in project management, we have fully realized your attachment of importance to project construction safety.

2. Project on-site safe construction and management will be performed as per national and industrial related laws, regulations and standards on safe production including Basic Code for Enterprise Safe Production Standardization (AQ/T9006-2010) and Code for Power Engineering Construction Project Safe Production Standardization and Evaluation released by the State Electricity Regulatory Commission.

3. Before project construction, we will provide the project construction safety control scheme, and ensures the sufficient input in safety construction. To realize the owner’s monitor on the fund in safety, we will provide a warranty for safety and quality at 2% of the contract price, and out commitment to the safety liability with no condition is not limited in the warranty scope.

4. In project construction, we will report the safety production and management progress to the owner in a written form monthly, and ensures the input in safe production education, safety, safety managers and safety rectification.

5. We ensure the timely input of safety construction fund. If we fail in the input of safety management, or if the owner or supervisor thinks the safety needs to be improved, the owner will have right to dominate the warranty for safety and quality and use it in safe production of the contract project.

6. We will try all to keep safe construction, and if any accident arising from safety liability occurs, we will report timely as per the national and local laws, regulations and documents on safe production administration, and take all liabilities for safe production.

7. We will fully accept the owner’s solutions as below with no condition:

The owner’s engineer has right to issue us a penalty at 1% of the contract price and we will accept without any condition if the owner or the supervising engineer has accumulatively given us eight pieces of notice or official letters for any safety problem excluding the liability warranty for safety.

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The owner’s engineer has right to issue us a penalty at 3% of the contract price and we will accept without any condition if the owner or the supervising engineer has accumulatively given us fifteen pieces of notice or official letters for any safety problem excluding the liability warranty for safety.

The owner’s engineer has right to terminate the contract and confiscate our performance bond and we will accept without any condition if the owner or the supervising engineer has accumulatively given us twenty pieces of notice or official letters for any safety problem excluding the liability warranty for safety.

Party B (Full name and stamp):

Legal representative or authorized person (Signature):

Date: August 13th, 2018

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Appendix 4: Standard for the Collection and Deduction of Safe and Civilized Production Guarantee Fund from Engineering Service Contractor

I. The amount of warranty for safe and civilized construction is the amount specified in this appendix, and it will be collected as per the following penalty standard for any serious, extremely serious and personal death accident.

II. A corresponded amount of warranty for safe and civilized construction will be deducted for any personal death accident, serious personal injury or death accident, serious environmental pollution event, serious fire accident or serious traffic accident in project construction. If the contractor fails to input safety in project construction as stipulated in the contract, the owner may use the warranty in protecting safe and civilized construction.

III. Definition of various accidents

1. Classification of injury and death accidents

(1) Death accident

It is an accident in which 1~2 persons died.

(2) Serious injury and death accident

It is an accident in which at least 3 persons died or at least 10 persons were killed or seriously injured totally.

(3) Extremely serious death accident

It is an accident in which at least 10 persons were killed.

2. Classification of mechanical device accidents

(1) Common accident

It is an accident which has caused a direct economic loss of 50,000 Yuan above but 3,000,000 Yuan below (or it cannot be recovered within 30 days if the economic loss was below the standard).

(2) Serious accident

It is an accident which has caused a direct economic loss of 3,000,000 Yuan above but 10,000,000 Yuan below (or it cannot be recovered within 60 days or it cannot be recovered to the nameplate efficiency if the economic loss was below the standard).

(3) Extremely serious accident

It is an accident which has caused a direct economic loss of 10,000,000 Yuan or above.

3. Fire accident

(1) Extremely serious fire

It is an extremely serious fire in any of the following cases:

At least 10 persons were killed; at least 20 persons were seriously injured; at least 20 persons were killed or seriously injured totally;

At least 50 households have to suffer the disaster, and the direct economic loss is at least 1,000,000 Yuan.

(2) Serious fire

It is a serious fire in any of the following cases:

At least 3 persons were killed; at least 10 persons were seriously injured; at least 10 persons were killed or seriously injured totally; at least 30 households have to suffer the disaster, and the direct economic loss is at least 300,000 Yuan.

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(3) Common fire

It is a common fire beyond the above mentioned cases.

4. Traffic accident (in the construction area)

(1) Small accident

It is an accident in which 1 or 2 persons are lightly injured or the property loss is below 1,000 Yuan.

(2) Common accident

It is an accident in which 1 or 2 persons are seriously injured, or at least 3 persons are lightly injured, or the property loss is 1,000 Yuan above but 30,000 Yuan below.

(3) Serious accident

It is an accident in which 1 or 2 persons are killed, or at least 3 but at most 10 persons are seriously injured, or the property loss is 30,000 Yuan above but 60,000 Yuan below.

(5) Extremely serious accident

It is an accident in which at least 3 persons are killed, or at least 11 persons are seriously injured, or at least 1 person is killed and meanwhile at least 8 persons are seriously injured, or at least 2 persons are killed and meanwhile at least 5 persons are seriously injured, or the property loss is above 60,000 Yuan above.

5. Serious environmental pollution event

It is an event for which an administrative penalty is made by the governmental executive department.

IV. Penalty standard

Any accident caused by the engineering service contractor in the photovoltaic construction will be treated in the principle of “Four controls”, and an amount of warranty for safe and civilized construction will be deducted as below.

1. At least 1,000,000 Yuan or the total of the warranty for safe and civilized construction will be deducted for an extremely serious accident (except traffic accident).

2. 500,000~1,000,000 Yuan of warranty for safe and civilized construction will be deducted for an serious mechanical accident or serious fire accident.

3. 500,000~1,000,000 Yuan of warranty for safe and civilized construction will be deducted for a personal death accident.

4. All of the warranty for safe and civilized construction will be deducted for a serious personal injury and death accident.

5. All of the warranty for safe and civilized construction will be deducted for an extremely serious personal death accident.

6. At least 100,000 Yuan or the total of the warranty for safe and civilized construction will be deducted for a common, serious or extremely serious traffic accident in the same levels in the construction area.

7. 200,000 Yuan of warranty for safe and civilized construction will be deducted for a serious environmental pollution event.

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